FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT

    THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 6, 2024 (this “First Amendment”) is entered into among the Persons signatory hereto as “Borrowers” (the “Borrowers”), the Persons signatory hereto as “Lenders”(the “Lenders”), the Persons signatory hereto as “Guarantors” (the “Guarantors”) and First National Bank of Pennsylvania, in its capacity as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Amended Credit Agreement (as defined below).

RECITALS

    WHEREAS, the Borrowers, the Lenders, the Guarantors and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of December 8, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested an amendment to the Credit Agreement and the Lenders party hereto have agreed to such modifications subject to the terms hereof.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Credit Agreement.
(a)Effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto (the “Amended Credit Agreement”); provided that this First Amendment not constitute a novation of the Credit Agreement or any other Loan Document.
(b)Exhibit 2.5.1 (Form of Loan Request) is hereby amended and restated in its entirety to read as set forth in Exhibit B attached hereto.
(c)Obligation (2) from Schedule 8.1.15 to the Amended Credit Agreement is hereby modified such that Borrowers shall obtain and deliver to the Administrative Agent, either (a) fully executed deposit account control agreements (i.e., any account control agreement, lockbox control agreement or other similar agreement entered into by a Loan Party, the Administrative Agent and the applicable financial institution), each in form and substance satisfactory to the Administrative Agent, for the accounts listed on Schedule 8.1.15(2) to the Amended Credit Agreement; or (b) evidence, satisfactory to the Administrative Agent, that such deposit accounts listed on Schedule 8.1.15(2) to the Amended Credit Agreement have been terminated, in either case within ninety (90) days of the Amendment Effective Date, as such date may be extended by the Administrative Agent acting on its own.
2.    First Amendment is a “Loan Document”. This First Amendment shall be deemed to be, and is, a Loan Document and all references to a “Loan Document” in the Amended Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Amended Credit Agreement and the other Loan Documents) shall be deemed to include this First Amendment.
3.    Conditions Precedent; Effectiveness. This First Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the following conditions have been satisfied:

(a)The Administrative Agent shall have received a copy of this First Amendment duly executed by the Borrowers, the Administrative Agent, the Lenders and the Guarantors;

(b)A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Amendment Effective Date stating that (i) all representations and warranties of the Loan Parties set forth in the Amended Credit Agreement are true and correct in all material respects (except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material aspects as of such earlier date and (y) to the extent that such representations and warranties are qualified as to materiality, in which case they shall be true and correct in all respects), (ii) the Loan Parties are in compliance with each of the covenants and conditions thereunder, (iii) no Event of Default or Potential Default exists, and (iv) no Material Adverse Change has occurred since June 30, 2022;

(c)A certificate from an Authorized Officer of each Loan Party, dated the Amendment Effective Date, certifying as appropriate as to: (i) all actions taken by each Loan Party in connection with this First Amendment, (ii) copies of its organizational documents as in effect on the Amendment Effective Date, certified by the applicable governmental authority of each Loan Party’s jurisdiction of incorporation, organization or formation, and (iii) copies of good standing certificates (to the extent such concept exists) from the applicable governmental authority of each Loan Party’s jurisdiction of incorporation, organization or formation;

(d)A favorable opinion of the Borrowers’ counsel, covering such matters relating to the transaction contemplated hereby as reasonably requested by the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Amendment Effective Date;

(e)Payment to each Lender party hereto of a fee in an amount equal to 0.1% of such Lender’s Total Commitment as of the Amendment Effective Date;

(f)Payment of all other fees (payable to the Administrative Agent for its own account and for the account of the Lenders pursuant to the Fee Letters), expenses and other amounts due and payable to the Lenders and the Administrative Agent under the Loan Documents on or as of the Amendment Effective Date; and
(g)Such other documents and conditions in connection with this First Amendment as the Administrative Agent may reasonably request.

4.     Limited Waiver. Administrative Agent and Lenders hereby waive (i) Borrower’s obligation to provide the Administrative Agent with those certain landlord waivers as required by the post-closing covenant set forth in Schedule 8.1.15(3) to the Credit Agreement and (ii) any Event of Default or Potential Default that may have occurred as a result of such obligation. The waiver set forth in this section is limited to the extent specifically set forth in the immediately preceding sentence. Nothing contained in this First Amendment shall be deemed to constitute a waiver of any other occurrence or any other violation of the Amended Credit Agreement or any Loan Document, or any other rights or remedies the Administrative Agent and the Lenders may have under the Amended Credit Agreement or any other Loan Document or under applicable law, and no other terms, covenants or provisions of the Amended Credit Agreement or any other Loan Document are intended to be affected hereby.

5.    Representations and Warranties; No Default. Each Loan Party hereby represents and warrants to the Administrative Agent and each Lender that, immediately after giving effect to this First Amendment, (a) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Change or other materiality, in which case such representations and warranties are true and correct in all respects) on and as of the date hereof and (b) no Default or Event of Default exists.

6.    Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this First Amendment, (b) affirms all of its obligations under the Amended Credit Agreement and the other Loan Documents and (c) agrees this First Amendment and all documents, agreements and instruments executed in connection with this First Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Amended Credit Agreement or the other the Loan Documents. This First Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent or any Lender of any rights and remedies under the Loan Documents, at law or in equity.
    7    Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents is valid and subsisting and (b) agrees that this First Amendment and all documents, agreements and instruments executed in connection with this First Amendment do not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
    8.    No Other Changes. Except as modified hereby, the Loan Documents and all of the terms and provisions thereof shall remain in full force and effect.
    9.    Effect of Amendment. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that (a) any reference in such Loan Documents to the “Credit Agreement” or “Agreement” shall mean a reference to the Amended Credit Agreement and (b) any reference to Schedule 1.1(B) of the Credit Agreement in any Loan Document shall refer to Schedule 1.1(B) to the Amended Credit Agreement.
    10.    Counterparts; Delivery. This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile transmission or by any other electronic imaging means (including .pdf), shall be effective as delivery of a manually executed original counterpart of this First Amendment.

    11.    Entire Agreement; Successors and Assigns. This First Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This First Amendment will inure to the benefit of and bind the respective successors and permitted assigns of the parties hereto.
    12.    Governing Law. THIS FIRST AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF MARYLAND. THE TERMS OF SECTIONS 12.11 OF THE AMENDED CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN.

[SIGNATURE PAGES FOLLOW]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this First Amendment as of the day and year first above written.

    BORROWERS:

DLH HOLDINGS CORP.
By:/s/ Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer

DLH SOLUTIONS, INC.
By:/s/ Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer

DANYA INTERNATIONAL, LLC.
By:/s/ Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer

SOCIAL & SCIENTIFIC SYSTEMS, INC.
By:/s/ Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer

IRVING BURTON ASSOCIATES, LLC
By:/s/ Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer

DLH, LLC
By:/s/ Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

FIRST NATIONAL BANK OF PENNSYLVANIA, as Administrative Agent and as a Lender
By:/s/ Criss Kennedy
Name: Criss Kennedy
Title: Senior Vice President
[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY,
FSB, as a Lender

By: Mark J. Campo
Name: Mark J. Campo
Title: Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

SANDY SPRING BANK, as a Lender
By: /s/ Frank Merendeno
Name: Frank Merendeno
Title: Senior Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender
By: /s/ Zachary Hauser
Name: Zachary Hauser
Title: Senior Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

WESBANCO, INC., as a Lender
By: /s/ Scott O’Donnell
Name: Scott O’Donnell
Title: Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

SERVISFIRST BANK, as a Lender
By: /s/ James R. Halverson
Name: James R. Halverson
Title: S.V.P.

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

ATLANTIC UNION BANK, as a Lender
By: /s/ Michael J. Scanlon
Name: Michael J. Scanlon
Title: S.V.P.

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

Acknowledgment by Guarantors:

GUARANTORS:
TEAMSTAFF SOLUTIONS, INC.
By:/s/ Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer

TEAMSTAFF RX, INC.
By:/s/ Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

Exhibit A

Amended Credit Agreement

[See attached]

[Exhibit A]

Exhibit B

Exhibit 2.5.1 (Form of Loan Request)

[See attached]

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
$~~70,000,000~~50,000,000 REVOLVING CREDIT FACILITY and
~~$190,000,000~~ TERM LOAN IN THE ORIGINAL PRINCIPAL AMOUNT OF $190,000,000, AMORTIZED AS OF THE AMENDMENT EFFECTIVE DATE TO $142,500,000,
by and among
DLH HOLDINGS CORP., DLH SOLUTIONS INC., DANYA INTERNATIONAL LLC,
SOCIAL & SCIENTIFIC SYSTEMS, INC., IRVING BURTON ASSOCIATES, LLC and GROVE RESOURCE SOLUTIONS, LLC, as Borrowers,
and
THE LENDERS PARTY HERETO
and
FIRST NATIONAL BANK OF PENNSYLVANIA, as Administrative Agent
Dated as of December 8, 2022,
as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of November 6, 2024.
_______________________________________________
F.N.B. CAPITAL MARKETS,
as Joint Lead Arranger and Sole Book Runner
and
MANUFACTURERS AND TRADERS TRUST COMPANY and ATLANTIC UNION BANK,
as Joint Lead Arrangers

TABLE OF CONTENTS
Page
1.    CERTAIN DEFINITIONS    1
1.1    Certain Definitions.    1
1.2    Construction.    35
1.3    Accounting Principles; Changes in GAAP.    35
2.    REVOLVING CREDIT AND SWING LOAN FACILITIES    36
2.1    Revolving Credit Commitments.    36
2.1.1.    Revolving Credit Loans.    36
2.1.2.    Swing Loan Commitment.    36
2.2    Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.    36
2.3    Unused Line Fee.    37
2.4    Termination or Reduction of Revolving Credit Commitments.    37
2.5    Revolving Credit Loan Requests; Swing Loan Requests.    38
2.5.1.    Revolving Credit Loan Requests.    38
2.5.2.    Swing Loan Requests.    38
2.6    Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.    38
2.6.1.    Making Revolving Credit Loans.    38
2.6.2.    Presumptions by the Administrative Agent.    39
2.6.3.    Making Swing Loans.    39
2.6.4.    Repayment of Revolving Credit Loans.    39
2.6.5.    Borrowings to Repay Swing Loans.    39
2.6.6.    [RESERVED]    40
2.7    Notes.    40
2.8    Use of Proceeds.    40
2.9    Letter of Credit Subfacility.    40
2.9.1.    Issuance of Letters of Credit.    40
2.9.2.    Letter of Credit Fees.    41
2.9.3.    Disbursements, Reimbursement.    41
2.9.4.    Repayment of Participation Advances.    42
2.9.5.    Documentation.    43
2.9.6.    Determinations to Honor Drawing Requests.    43
2.9.7.    Nature of Participation and Reimbursement Obligations.    43
2.9.8.    Indemnity.    45
2.9.9.    Liability for Acts and Omissions.    45
2.9.10.    Issuing Lender Reporting Requirements.    46
2.10    Defaulting Lenders.    47

    i

3.    TERM LOANS    48
3.1    Term Loan Commitments.    48
3.2    Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms.    48
4.    INTEREST RATES    49
4.1    Interest Rate Options.    49
4.1.1.    Revolving Credit Interest Rate Options; Swing Line Interest Rate.    50
4.1.2.    Term Loan Interest Rate Options.    50
4.1.3.    Rate Quotations.    50
4.2    Interest Periods.    50
4.2.1.    Amount of Borrowing Tranche.    51
4.2.2.    Renewals.    51
4.3    Interest After Default.    51
4.3.1.    Letter of Credit Fees, Interest Rate.    51
4.3.2.    Other Obligations.    51
4.3.3.    Acknowledgment.    51
4.4    SOFR Unavailable; Illegality; Increased Costs; Deposits Not Available.    51
4.4.1.    SOFR Unavailability.    51
4.4.2.    Benchmark Replacement Setting.    51
4.4.3.    Illegality; Increased Costs; Deposits Not Available.    53
4.4.4.    Administrative Agent’s and Lender’s Rights.    53
4.5    Selection of Interest Rate Options.    54
5.    PAYMENTS    54
5.1    Payments.    54
5.2    Pro Rata Treatment of Lenders.    55
5.3    Sharing of Payments by Lenders.    55
5.4    Presumptions by Administrative Agent.    55
5.5    Interest Payment Dates.    56
5.6    Voluntary Prepayments.    56
5.6.1.    Right to Prepay.    56
5.6.2.    Replacement of a Lender.    57
5.6.3.    Designation of a Different Lending Office.    58
5.7    Mandatory Prepayments.    58
5.7.1.    Sale of Assets.    58
5.7.2.    Maximum Borrowing Base Exceeded.    58
5.7.3.    Excess Cash Flow.    58
5.7.4.    Indebtedness.    59
5.7.5.    Application Among Interest Rate Options.    59
5.8    Increased Costs.    60
5.8.1.    Increased Costs Generally.    60
5.8.2.    Capital Requirements.    60

5.8.3.    Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.    60
5.8.4.    Delay in Requests.    61
5.9    Taxes.    61
5.9.1.    Issuing Lender.    61
5.9.2.    Payments Free of Taxes.    61
5.9.3.    Payment of Other Taxes by the Loan Parties.    61
5.9.4.    Indemnification by the Loan Parties.    61
5.9.5.    Indemnification by the Lenders for Taxes.    62
5.9.6.    Evidence of Payments.    62
5.9.7.    Status of Recipients.    62
5.9.8.    Treatment of Certain Refunds.    64
5.9.9.    Survival.    64
5.10    Indemnity.    65
5.11    Settlement Date Procedures.    65
5.12    Receipt and Application of Payments.    66
5.13    Collections; Administrative Agent’s Right to Notify Account Debtors.    67
5.14    Joint and Several Liability.    67
5.15    Interest Rate Hedge.    67
6.    REPRESENTATIONS AND WARRANTIES    67
6.1    Representations and Warranties.    67
6.1.1.    Organization and Qualification; Power and Authority; Compliance with Laws; Title to Properties; Event of Default.    67
6.1.2.    Subsidiaries and Owners; Investment Companies.    68
6.1.3.    Validity and Binding Effect.    68
6.1.4.    No Conflict; Material Agreements.    69
6.1.5.    Litigation.    69
6.1.6.    Financial Statements.    69
6.1.7.    Margin Stock.    70
6.1.8.    Full Disclosure.    70
6.1.9.    Taxes.    70
6.1.10.    Patents, Trademarks, Copyrights, Licenses, Etc.    70
6.1.11.    Insurance.    70
6.1.12.    ERISA Compliance.    71
6.1.13.    Environmental Matters.    71
6.1.14.    Solvency.    71
6.2    Anti-Money Laundering/International Trade Law Compliance.    72
7.    CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT    72
7.1    First Loans and Letters of Credit.    72
7.1.1.    Deliveries.    72
7.1.2.    Payment of Fees.    74
7.2    Each Loan or Letter of Credit.    74

8.    COVENANTS    74
8.1    Affirmative Covenants.    75
8.1.1.    Preservation of Existence, Etc.    75
8.1.2.    Payment of Liabilities, Including Taxes, Etc.    75
8.1.3.    Maintenance of Insurance.    75
8.1.4.    Maintenance of Properties and Leases.    75
8.1.5.    Visitation Rights.    75
8.1.6.    Keeping of Records and Books of Account; Depository Accounts.    76
8.1.7.    Compliance with Laws; Use of Proceeds.    77
8.1.8.    Further Assurances.    77
8.1.9.    Anti-Terrorism Laws.    77
8.1.10.    Reserved    78
8.1.11.    Maintenance of Patents, Trademarks, Etc.    78
8.1.12.    Pension Plans and the ESOP.    78
8.1.13.    Subordination of Intercompany Loans.    78
8.1.14.    Additional Collateral.    78
8.1.15.    Post-Closing Matters    79
8.2    Negative Covenants.    80
8.2.1.    Indebtedness.    80
8.2.2.    Liens; Lien Covenants.    81
8.2.3.    Guaranties.    81
8.2.4.    Loans and Investments.    81
8.2.5.    Dividends and Related Distributions.    82
8.2.6.    Changes in Acquisition Documents.    83
8.2.7.    Liquidations, Mergers, Consolidations.    84
8.2.8.    Dispositions of Assets or Subsidiaries.    84
8.2.9.    Affiliate Transactions.    85
8.2.10.    Subsidiaries, Partnerships and Joint Ventures.    86
8.2.11.    Continuation of or Change in Business.    86
8.2.12.    Fiscal Year.    86
8.2.13.    [Reserved].    86
8.2.14.    Changes in Organizational Documents.    86
8.2.15.    Minimum Fixed Charge Coverage Ratio.    86
8.2.16.    Maximum Total Leverage Ratio.    86
8.2.17.    Reserved.    87
8.2.18.    Limitation on Negative Pledges.    87
8.2.19.    Payments Under Acquisition Documents.    88
8.3    Reporting Requirements.    88
8.3.1.    Quarterly Financial Statements.    88
8.3.2.    Annual Financial Statements.    88
8.3.3.    Backlog Report    89
8.3.4.    Certificate of the Borrowers.    89
8.3.5.    Borrowing Base Certificate.    89
8.3.6.    Accounts Receivable Aging.    89

8.3.7.    Notices.    89
9.    DEFAULT    90
9.1    Events of Default.    90
9.1.1.    Payments Under Loan Documents.    90
9.1.2.    Breach of Warranty.    91
9.1.3.    Breach of Negative Covenants or Visitation Rights.    91
9.1.4.    Breach of Other Covenants.    91
9.1.5.    Defaults in Other Agreements or Indebtedness.    91
9.1.6.    Reserved.    91
9.1.7.    Final Judgments or Orders.    91
9.1.8.    Loan Document Unenforceable.    91
9.1.9.    Events Relating to Pension Plans and Multiemployer Plans.    92
9.1.10.    Change of Control.    92
9.1.11.    Holding Company Status    92
9.1.12.    Relief Proceedings.    92
9.1.13.    Debarment    92
9.1.14.    Issuance of Adverse Order; Etc.    92
9.2    Consequences of Event of Default.    93
9.2.1.    Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.    93
9.2.2.    Bankruptcy, Insolvency or Reorganization Proceedings.    93
9.2.3.    Set-off.    93
9.2.4.    Application of Proceeds.    94
10.    THE ADMINISTRATIVE AGENT    95
10.1    Appointment and Authority.    95
10.2    Rights as a Lender.    95
10.3    Exculpatory Provisions.    95
10.4    Reliance by Administrative Agent.    96
10.5    Delegation of Duties.    96
10.6    Resignation of Administrative Agent.    97
10.7    Non-Reliance on Administrative Agent and Other Lenders.    97
10.8    No Other Duties, etc.    98
10.9    Fees.    98
10.10    Authorization to Release Collateral and Guarantors.    98
10.11    No Reliance on Administrative Agent’s Customer Identification Program.    98
11.    GOVERNMENT CONTRACTING PROVISIONS    98
11.1    Representations Regarding Government Contracts    98
11.2    Compliance    99
11.3    Notices of Breach    99
11.4    Potential Liability    99

    v

11.5    Defaults on Government Contracts    100
11.6    Suspension, Debarment    100
11.7    Negative Determinations of Responsibility    100
11.8    Audits, Reviews, Inspections, Investigations    100
11.9    Internal Investigations and Disclosures    101
11.10    Government Investigations    101
11.11    Internal Controls    101
11.12    Assignment of Contracts    101
11.13    Government Notices    102
12.    MISCELLANEOUS    102
12.1    Modifications, Amendments or Waivers.    102
12.1.1.    Increase of Commitment.    102
12.1.2.    Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.    102
12.1.3.    Release of Collateral or Guarantor.    103
12.1.4.    Miscellaneous.    103
12.2    No Implied Waivers; Cumulative Remedies.    103
12.3    Expenses; Indemnity; Damage Waiver.    103
12.3.1.    Costs and Expenses.    103
12.3.2.    Indemnification by the Borrowers.    104
12.3.3.    Reimbursement by Lenders.    105
12.3.4.    Waiver of Consequential Damages, Etc.    105
12.3.5.    Payments.    105
12.4    Holidays.    105
12.5    Notices; Effectiveness; Electronic Communication.    105
12.5.1.    Notices Generally.    105
12.5.2.    Electronic Communications.    106
12.5.3.    Change of Address, Etc.    106
12.6    Severability.    106
12.7    Duration; Survival.    106
12.8    Successors and Assigns.    107
12.8.1.    Successors and Assigns Generally.    107
12.8.2.    Assignments by Lenders.    107
12.8.3.    Register.    108
12.8.4.    Participations.    109
12.8.5.    Certain Pledges; Successors and Assigns Generally.    110
12.9    Confidentiality.    110
12.9.1.    General.    110
12.9.2.    Sharing Information with Affiliates of the Lenders.    110
12.10    Counterparts; Integration; Effectiveness.    111
12.10.1.    Counterparts; Integration; Effectiveness.    111
12.11    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.    111

12.11.1.    Governing Law.    111
12.11.2.    SUBMISSION TO JURISDICTION.    111
12.11.3.    WAIVER OF VENUE.    112
12.11.4.    SERVICE OF PROCESS.    112
12.11.5.    WAIVER OF JURY TRIAL.    112
12.12    USA Patriot Act Notice.    112
12.13    Amendment and Restatement.    112

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES
SCHEDULE 1.1(A)    -    PRICING GRID    1
SCHEDULE 1.1(B)    -    COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES    2
SCHEDULE 1.1(P)    -    PERMITTED LIENS    3
SCHEDULE 6.1.1    -    QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2    -    SUBSIDIARIES    .4
SCHEDULE 8.1.3    -    INSURANCE REQUIREMENTS RELATING TO COLLATERAL    5
SCHEDULE 8.2.1    -    PERMITTED INDEBTEDNESS    6
SCHEDULE 11.1    -    EXCEPTIONS TO GOVERNMENT CONTRACT REPRESENTATIONS     7
SCHEDULE 11.2    -    EXCEPTIONS TO GOVERNMENT CONTRACT COMPLIANCE     8
SCHEDULE 11.6    -    SUSPENSION, DISBARMENT    9
SCHEDULE 11.8    -    CERTAIN GOVERNMENT CONTRACTING EVENTS     10
SCHEDULE 11.9    -    INTERNAL INVESTIGATIONS    11
SCHEDULE 11.10    -    INTERNAL CONTROLS    12

EXHIBITS
EXHIBIT 1.1(A)    -    ASSIGNMENT AND ASSUMPTION AGREEMENT    13
EXHIBIT 1.1(C)    -    COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS    14
EXHIBIT 1.1(G)(1)    -    GUARANTOR JOINDER    15
EXHIBIT 1.1(G)(2)    -    SECOND AMENDED AND RESTATED GUARANTY AGREEMENT    16
EXHIBIT 1.1(N)(1)    -    REVOLVING CREDIT NOTE    17
EXHIBIT 1.1(N)(2)    -    SWING LOAN NOTE    18
EXHIBIT 1.1(N)(3)    -    TERM NOTE    19
EXHIBIT 1.1(P)(1)    -    SECOND AMENDED AND RESTATED PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT    20
EXHIBIT 1.1(P)(2)    -    SECOND AMENDED AND RESTATED PLEDGE AGREEMENT    21
EXHIBIT 1.1(S)    -    SECOND AMENDED AND RESTATED SECURITY AGREEMENT    22
EXHIBIT 2.5.1    -    LOAN REQUEST    23

~~{N0285542 3 }~~    viii

EXHIBIT 2.5.2    -    SWING LOAN REQUEST    24
EXHIBIT 5.9.7(A)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Recipients That Are Not Partnerships For U.S. Federal Income Tax Purposes)    25
EXHIBIT 5.9.7(B)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)    26
EXHIBIT 5.9.7(C)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)    27
EXHIBIT 5.9.7(D)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Recipients That Are Partnerships For U.S. Federal Income Tax Purposes)    28
EXHIBIT 8.3.4    -    QUARTERLY COMPLIANCE CERTIFICATE    29

~~{N0285542 3 }~~    ix

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of December 8, 2022, and is made by and among DLH HOLDINGS CORP., a New Jersey corporation (“Holdings”), DLH SOLUTIONS, INC., a Georgia corporation (“Solutions”), DANYA INTERNATIONAL, LLC, a Maryland limited liability company (“Danya”), SOCIAL AND SCIENTIFIC SYSTEMS, INC., a Delaware corporation (“Systems”), IRVING BURTON ASSOCIATES, LLC, a Virginia limited liability company (“IBA”), and GROVE RESOURCE SOLUTIONS, LLC, a Maryland limited liability company (“Grove”, and collectively with Holdings, Solutions, Danya, Systems and IBA, the “Borrowers”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and FIRST NATIONAL BANK OF PENNSYLVANIA, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).
WITNESSETH
WHEREAS, certain of the Borrowers and the Guarantors are party to the Amended and Restated Credit Agreement dated as of September 30, 2020, among certain of the Borrowers, the Guarantors, the lenders party thereto and First National Bank of Pennsylvania, as administrative agent (the “Existing Credit Agreement”);
WHEREAS, Holdings has entered into that certain Equity Purchase Agreement (as defined hereinafter) pursuant to which Holdings shall acquire 100% of the equity interests of Grove;
WHEREAS, the Borrowers have requested the Lenders and the Administrative Agent amend and restate the Existing Credit Agreement in its entirety on the terms and conditions set forth herein to provide (i) a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $~~70,000,000~~50,000,000, (ii) a $190,000,000 term loan facility, amortized as of the Amendment Effective Date to $142,500,000, and (iii) to join Grove as a Borrower; and
WHEREAS, subject to the terms and conditions of this Agreement, the Lenders and the Administrative Agent are willing to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:
1.CERTAIN DEFINITIONS
1.1Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
Account Debtor shall mean any Person who is obligated on any Receivable.

Acquisition shall mean the acquisition by Holdings of 100% of the Equity Interests of Grove, pursuant to, and in accordance with, the terms and provisions of the Equity Purchase Agreement.
Acquisition Documents shall mean the Equity Purchase Agreement and the Escrow Agreement (as each such term is defined in the Equity Purchase Agreement unless otherwise herein defined), as the same may be supplemented or amended from time to time in accordance herewith.
Adjustment Date shall initially mean, with respect to any Term SOFR Borrowing, the first payment date with respect thereto and the numerically corresponding date every one (1) month thereafter.
Administrative Agent shall have the meaning specified in the introductory paragraph.
Administrative Borrower shall mean Holdings, on behalf of itself and each of the other Borrowers hereunder.
Administrative Fees shall have the meaning specified in Section 10.9 [Fees].
Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, however, for purposes of this Agreement, the term “Affiliate” shall not include Wynnefield Partners Small Cap Value, LP, Wynnefield Partners Small Cap Value, LP I, Wynnefield Small Cap Value Offshore Fund, Ltd. and any other affiliated entity controlled by Wynnefield Capital, Inc.
“Amendment Effective Date” shall have the meaning assigned to such term in Amendment No. 1 to Credit Agreement.
“Amendment No. 1 to Credit Agreement” shall mean that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of November 6, 2024, among the Borrowers, Guarantors, Administrative Agent, and Lenders party thereto.
Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Total Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “SOFR Margin.”
Applicable Margin shall mean, as applicable:
(A)    the percentage spread to be added to the Base Rate under the Base Rate Option based on the Total Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Base Rate Margin”, or
(B)    the percentage spread to be added to Term SOFR (or the then current Benchmark Replacement in accordance with Section 4.4.2 [Effect of Benchmark Transition Event]) under Term SOFR based on the Total Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “SOFR Margin”.
Applicable Unused Line Fee Rate shall mean the percentage rate per annum based on the Total Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Unused Line Fee.”
Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Asset Sale shall mean any Disposition by the Borrowers or any of their Subsidiaries of any asset or property pursuant to Section 8.2.8 (xii) [Dispositions of Assets or Subsidiaries].
Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 12.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).
Assignment of Claims Act shall mean the Assignment of Claims Act of 1940, 31 U.S.C. Section 3727 and 41 U.S.C. Section 15, as amended.
Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such Loan Party, any manager or the members (as applicable) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Administrative Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Administrative Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Available Tenor means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a SOFR Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “SOFR Interest Period” pursuant to clause (iv) of Section 4.4.2 [Benchmark Replacement Setting].
Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus 0.5%, and (b) the Prime Rate, and (c) Term SOFR, plus 1.0% (100 basis points). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in either Section 4.1.1 [Revolving Credit Interest Rate Options; Swing Line Interest Rate] or Section 4.1.2 [Term Loan Interest Rate Options], as applicable.
Benchmark means, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.4.2 [Benchmark Replacement Setting].
Benchmark Replacement means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(2)     the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent in consultation with the Administrative Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than .50% (50 basis points), the Benchmark Replacement will be deemed to be .50% (50 basis points) for the purposes of this Agreement and the other Loan Documents.

Benchmark Replacement Adjustment means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable SOFR Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1) for purposes of clause (1) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such SOFR Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such SOFR Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2) for purposes of clause (2) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Administrative Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
Benchmark Replacement Conforming Changes means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “SOFR Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the

Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
Benchmark Replacement Date means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
Benchmark Transition Event means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark or all Available Tenors of such Benchmark (or such component thereof) applicable to the Loans, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
Benchmark Unavailability Period means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.4.2 [Benchmark Replacement Setting] and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.4.2 [Benchmark Replacement Setting].
Beneficial Ownership Certification shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
Beneficial Ownership Regulation shall mean 31 C.F.R. § 1010.230.
Borrower Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].
Borrowers shall have the meaning specified in the introductory paragraph.
Borrowing Base shall mean at any time an amount equal to the sum of (i) 90% of Eligible Billed Government Accounts Receivable plus (ii) 80% of Eligible Billed Commercial Accounts Receivable plus the lesser of (x) 50% of Eligible Unbilled Accounts Receivable and (y) $15,000,000. Notwithstanding anything to the contrary herein, the Administrative Agent may, in its Permitted Discretion, at any time hereafter, decrease the above advance percentages, or increase the level of any reserves or ineligibles, or define or maintain such other reserves or ineligibles, as the Administrative Agent may deem necessary or appropriate. Any such change shall become effective immediately upon written notice from the Administrative Agent to the Borrowers for the purpose of calculating the Borrowing Base hereunder.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
Borrowing Base Certificate shall have the meaning specified in 8.3.5 [Borrowing Base Certificate].
Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which Term SOFR applies which become subject to the same Interest Rate Option under the same Loan Request by the Administrative Borrower and which have the same SOFR Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.
Capital Expenditures shall mean for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person.
Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
Cash Collateral Account shall have the meaning specified in Section 5.12 [Receipt and Application of Payments].
Cash Equivalents means any of the following types of Investments, to the extent owned by Holdings or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Second Amended and Restated Security Documents):
(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;
(c)commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and
(d)Investments, classified in accordance with GAAP as current assets of the Holdings or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
Cash Taxes shall mean for any period, with respect to any Person, the cash Taxes with respect to such Person for such period.
Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
Change of Control shall mean the occurrence, after the ~~date hereof~~Closing Date, of any of the following:  (a)(i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan or plans (within the meaning of Section 3(3) of ERISA), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more in voting power of the outstanding voting Equity Interests of Holdings (excluding Wynnefield Partners Small Cap Value, LP, Wynnefield Partners Small Cap Value, LP I, Wynnefield Small Cap Value Offshore Fund, Ltd. and any other affiliated entity controlled by Wynnefield Capital, Inc.) , or (ii) during any period of twelve (12)

consecutive calendar months, individuals who were directors of Holdings on the first day of such period shall cease to constitute a majority of the board of directors of Holdings other than because of the replacement of one or more such directors as a result of death or disability or to fill a vacancy caused by the voluntary resignation of a member of the board of directors; provided, however, that if the election (or nomination for election by the shareholders of Holdings) of any new director was approved by a vote of the majority of the incumbent board of directors, such new director shall, for the purposes of this Agreement, be deemed a member of the incumbent board of directors; or (b) Holdings shall cease to own 100% of the outstanding Equity Interests of each of the Subsidiary Borrowers;
CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].
Closing Date shall mean December 8, 2022.
CME means CME Group Benchmark Administration Limited.
Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
Collateral shall mean the collateral under the (i) Second Amended and Restated Security Agreement, (ii) Second Amended and Restated Pledge Agreement, (iii) Collateral Assignment, and (iv) Second Amended and Restated Patent, Trademark and Copyright Security Agreement.
Collateral Assignment shall mean the Collateral Assignment of Contract Rights in the form of Exhibit 1.1(C).
Commercial Contract shall mean any written contract to which a Loan Party is a party (other than a Government Contract) which gives rise or may give rise to a Receivable, and includes Government Subcontracts, service agreements, other written contracts and, with respect to forensics-related services, a written invoice with respect to services performed.
Commercial Letter of Credit shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.
Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment and, in the case of FNB, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Lenders.
Compliance Authority means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement

Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission.
Compliance Certificate shall have the meaning specified in Section 8.3.4 [Certificate of the Borrowers].
Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
Consolidated EBITDA for any period of determination shall mean Consolidated Net Income increased (without duplication) by the following, in each case to the extent deducted (and not added back) in determining Consolidated Net Income for such period: (i) all interest expense for such period, plus all charges against, or minus credits to, income for taxes for such period, (ii) depreciation expenses for such period, (iii) amortization expenses for such period, (iv) other non-cash charges, losses or expenses for such period, including stock-based compensation, and (v) non-recurring charges, losses or expenses incurred other than in the ordinary course of business, including Transaction Expenses, subject to the Administrative Agent’s reasonable approval; provided that non-cash gains and losses on the sale of assets permitted hereunder for such period shall be excluded from the calculation of Consolidated EBITDA. Consolidated EBITDA shall be deemed to be: (i) $16,335,925 for the quarterly period ending December 31, 2021; (ii) $15,964,761 for the quarterly period ending March 31, 2022; (iii) $14,360,238 for the quarterly period ending June 30, 2022 and (iv) $11,172,834 for the quarterly period ending September 30, 2022.
Consolidated Net Income shall mean the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided, however, that, without duplication, (i) any net after-tax effect of extraordinary, non-recurring or unusual (1) non-cash gains or non-cash losses (less all fees and expenses relating thereto) or (2) non-cash expenses shall be excluded; (ii) any net after-tax non-cash gains or non-cash losses on disposal of disposed, abandoned or discontinued operations shall be excluded; (iii) any net after-tax effect of non-cash gains or non-cash losses (less all fees, expenses and charges) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Borrowers, shall be excluded and (iv) any net unrealized non-cash gain or non-cash loss (after any offset) resulting in such period from Interest Rate Hedges shall be excluded.
Corresponding Tenor with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
Covered Entity means each Borrower, its Affiliates and Subsidiaries, all Guarantors, pledgors of Collateral, all owners of the foregoing, and all brokers or other agents of the such Borrower acting in any capacity in connection with the Loans.

Daily Simple SOFR means for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “i”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (ET) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website (and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred), then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.
Danya shall have the meaning specified in the introductory paragraph.
Debtor Relief Laws shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, FNB (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Administrative Borrower and the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Administrative Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Administrative Borrower’s receipt of such certification in form and substance satisfactory to the

Administrative Agent or the Administrative Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.
As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
Delaware LLC shall mean any limited liability company organized or formed under the laws of the State of Delaware.
Delaware LLC Division shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
Depository shall have the meaning specified in Section 5.12 [Receipt and Application of Payments].
Disposition shall have the meaning specified in Section 8.2.8 [Dispositions of Assets or Subsidiaries].
DLH Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].
Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.
Domestic Subsidiary shall mean each Subsidiary of the Borrowers other than any Foreign Subsidiaries.

Dormant Subsidiary shall mean any entity that is a Subsidiary of Holdings and which does not conduct any operations and does not possess more than a de minimis amount of assets. Dormant Subsidiaries include the following entities: TeamStaff Rx, Inc. and Teamstaff Solutions, Inc.
Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Eligible Billed Accounts Receivable shall mean any and all Receivables arising from Government Contracts or Commercial Contracts which (a) are payable in United States Dollars by the Account Debtor; (b) with respect to “cost plus” or “time and materials” type contracts, represent amounts due and owing for products actually delivered or services actually performed or rendered by or on behalf of any Borrower or any Subsidiary of a Borrower to or for the benefit of an Account Debtor pursuant to such contracts, and with respect to “fixed price” type contracts, represent amounts due on a percentage of completion or milestone billing basis in accordance with such contracts, which amounts are not subject to final delivery or acceptance by the Account Debtor; (c) have been properly billed; (d) that are due and payable not more than thirty (30) calendar days from the initial invoice; (e) on which the Account Debtor is not an Affiliate or Subsidiary of any of the Loan Parties; (f) with respect to which no Loan Party has knowledge or notice of any inability an Account Debtor to make full payment; (g) on which the Account Debtor is not a creditor of any Loan Party; (h) are outstanding less than ninety (90) calendar days from the date of original invoice; (i) arise in the ordinary course of a Loan Party’s business; (j) are due, owing and not subject to any payment, contractual allowance, bad debt reserve, defense, dispute, set-off, claim, counterclaim, escrow arrangement, prior assignment, lien, security interest or encumbrance (other than in favor of the Administrative Agent); (k) are not Ineligible Receivables; and (l) continue to be in conformity with the representations and warranties made by the Borrowers in this Agreement.
Eligible Billed Commercial Accounts Receivable shall mean any and all Eligible Billed Accounts Receivables arising from Commercial Contracts. For purposes of this definition, all Government Subcontracts where the Receivables are funded by the Government into an escrow or other segregated account for the benefit of any of the Loan Parties shall be deemed Eligible Billed Government Accounts Receivable and other Government Subcontracts shall be Eligible Billed Commercial Accounts Receivable; provided, that any escrow agreement or other similar agreement with respect to such escrow or other segregated account shall be acceptable to the Administrative Agent in its Permitted Discretion.
Eligible Billed Government Accounts Receivable shall mean any and all Eligible Billed Accounts Receivables arising from Government Contracts and Government Subcontracts where the Receivables are funded by the Government into an escrow or other segregated account for the benefit of any of the Loan Parties; provided, that any escrow agreement or other similar agreement with respect to such escrow or other segregated account shall be acceptable to the Administrative Agent in its Permitted Discretion.

Eligible Unbilled Accounts Receivable shall mean any and all Receivables arising from Government Contracts or Commercial Contracts which (a) are payable in United States Dollars by the Account Debtor; (b) with respect to “cost plus” or “time and materials” type contracts, represent amounts due and owing for products actually delivered or services actually performed or rendered by or on behalf of any Borrower or any Subsidiary of a Borrower to or for the benefit of an Account Debtor pursuant to such contracts, and with respect to “fixed price” type contracts, represent amounts due on a percentage of completion or milestone billing basis in accordance with such contracts, which amounts are not subject to final delivery or acceptance by the Account Debtor; (c) have not been billed; (d) are billable within thirty (30) days from any time of determination; (e) arise in the ordinary course of a Loan Party’s business; (f) are due, owing and not subject to any defense, dispute, set-off, claim, counterclaim, escrow arrangement, prior assignment, lien, security interest or encumbrance (other than in favor of the Administrative Agent); and (g) are not Ineligible Receivables (without regard to clause (f) of the definition of “Ineligible Receivables”).
Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.
Equity Interests shall mean, as to any Person, all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).
Equity Purchase Agreement shall mean that certain Equity Purchase Agreement dated as of December 8, 2022, by and among Holdings, Grove, the owners of the seller and Omega D and D Corporation, as the seller’s representative (including all amendments, supplements, schedules and exhibits thereto).
ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
ERISA Affiliate shall mean any trade or business (whether or not incorporated) which is or was at any time under common control with any Loan Party and that is treated as a single employer, or a member of controlled group, with a Loan Party under Section 414(b) or 414(c) of the Code, Title IV of ERISA or, solely for purposes of Section 412 of the Code, under Section 414(m) or 414(o) of the Code.
ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan other than any such event for which the notice requirement is waived under the applicable regulations; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.
ESOP means the Social & Scientific Systems, Inc. Employee Stock Ownership Plan, as amended and restated from time to time
Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”
Excess Cash Flow means, for any period, as determined on a consolidated basis for Holdings and its Subsidiaries, an amount equal to Consolidated EBITDA, minus the sum, without duplication, of: (a) Fixed Charges, (b) Cash Taxes, (c) Capital Expenditures, and (d) each item representing a cash expenditure or expense to the extent added back in the determination of Consolidated EBITDA.
Excluded Domestic Subsidiary shall have the meaning specified in Section 8.1.14(ii).
Excluded Equity Issuance shall mean any issuance by Holdings of any shares of Common Stock upon the (i) exercise or exchange of or conversion of any rights, warrants or options to subscribe for or purchase shares of Common Stock or (ii) the exercise, exchange or conversion of other securities that are exercisable or exchangeable for or convertible into shares of Common Stock.
Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of any Borrower to provide documentation or information to the IRS).
Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Expiration Date shall mean, with respect to the Revolving Credit Commitments, and the Term Loan Commitments, December 8, 2027.
FAR shall have the meaning attributed to such term in Section 11.2 [Compliance] of this Agreement.
FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. For purposes of this Agreement, “FATCA” shall include any amendments, regulations, intergovernmental agreements or other guidance promulgated under to FATCA after the date of this Agreement.
Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided, however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest hereunder will change automatically without notice to the Borrowers, effective on the date of any such change.
Federal Reserve Bank of New York’s Website shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
Fee Letters shall have the meaning specified in Section 10.9 [Fees].
Fixed Charge Coverage Ratio shall mean the ratio of: (a) (i) Consolidated EBITDA less (ii) Unfunded Capital Expenditures less (iii) Cash Taxes to (b) Fixed Charges, in each case of the Borrowers and their Subsidiaries for such period determined and consolidated in accordance with GAAP; but excluding for the purposes of clause (b) of this calculation, Transaction Expenses. For the quarterly period ending December 31, 2022, principal and interest should be multiplied by four, for the quarterly periods ending March 31, 2023, principal and interest should be multiplied by two and for the quarterly periods ending June 30, 2023, principal and interest should be multiplied by 4/3; provided, however, for each quarterly period thereafter, the ratio shall be tested on a trailing twelve month basis.
Fixed Charges shall mean for any period of determination the sum of: (a) scheduled principal payments on Total Funded Debt with respect to such period, (b) dividends and/or distributions paid in cash during such period as permitted under this Agreement, (c) interest expense paid in cash with respect to such period, in each case of the Borrowers and their Subsidiaries for such period determined and consolidated in accordance with GAAP, and (d) without duplication, any Restricted Payments solely to the extent they are within the scope of Section 8.2.5(iii) or Section 8.2.5(v) during such period.
FNB shall mean First National Bank of Pennsylvania, its successors and assigns.
FNBCM shall mean F.N.B. Capital Markets, its successors and assigns.
Foreign Account Debtor shall mean any Account Debtor not organized, existing and doing business primarily within the United States of America, unless such Account Debtor’s obligations with respect to the subject Receivable are secured by a letter of credit, guaranty or banker’s acceptance having terms and from such issuers and confirmation banks as are acceptable to Administrative Agent, in its sole discretion.
Foreign Recipient shall mean a Lender that is not a U.S. Person.
Foreign Subsidiary shall mean each Subsidiary of the Borrowers incorporated or organized, and doing business, in a jurisdiction other than the United States, any state thereof, or the District of Columbia.
GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.
Government shall mean the United States government, any department, instrumentality or any agency of the United States government.
Government Accounts shall mean all Accounts Receivable arising out of any Government Contract or Government Subcontract.
Government Contract shall mean a written contract between a Loan Party and the Government.
Government Contract Assignments shall have the meaning attributed to such term in Section 8.1.8 [Further Assurances].
Government Subcontract shall mean a written subcontract between a Loan Party and a Person who is providing goods or services to the Government pursuant to a written contract with the Government.
Grove shall have the meaning specified in the introductory paragraph.
Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the ~~date hereof~~Closing Date; provided, however, that no Excluded Domestic Subsidiary or Foreign Subsidiary shall be a Guarantor.
Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).
Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business), or any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guaranty” as a verb has a corresponding meaning.
Holdings shall have the meaning specified in the introductory paragraph.
IBA shall have the meaning specified in the introductory paragraph.
ICC shall have the meaning specified in Section 12.11.1 [Governing Law].
Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.
Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.
Indemnitee shall have the meaning specified in Section 12.3.2 [Indemnification by the Borrowers].
Ineligible Receivables shall mean Receivables which are (a) evidenced by a promissory note, trade acceptance draft or other similar instrument; (b) owed or payable by an Account Debtor pursuant to a Commercial Contract, if payment of fifty percent (50%) or more of the aggregate balance due from such Account Debtor is outstanding for ninety (90) days or more from the date of original invoice; (c) owed or payable by an Account Debtor pursuant to a single Government Contract or a single Government Subcontract, if the payment of fifty percent (50%) or more of the aggregate balance due from such Account Debtor under such single Government Contract is outstanding for ninety (90) days or more from the date of original invoice; (d) owing from any Account Debtor who is the subject of any (1) suit, lien, levy or judgment which would affect or could reasonably be expected to affect the collectability of said account(s), or (2) bankruptcy, insolvency or a similar process or proceeding; (e) owing from Foreign Account Debtors; (f) all unbilled Receivables (except to the extent such unbilled Receivables are Eligible Unbilled Receivables or otherwise approved by the Administrative Agent in its Permitted Discretion); (g) bonded Receivables; (h) otherwise deemed ineligible by the Administrative Agent in its Permitted Discretion; (i) violative of any applicable Laws, whether federal, state or local, including, without limitation, usury Laws, the Federal Truth in Lending Act, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act and Regulation Z of the Board of Governors of the Federal Reserve System; (j) owed or payable by an Account Debtor pursuant to a Commercial Contract which by its terms, forbids or makes void or unenforceable the grant of the security interest by the applicable Borrower or any Guarantor to the Administrative Agent in and to the Receivables arising with respect thereto; (k) the excess of any amount owing with respect to an Receivable which has amounts owing that are less than the amounts represented by any Loan Party; (l) the result of income which has not yet been earned or which constitute unearned discount, service charges or deferred interest; (m) retainages payable upon completion of a contract or (n) costs incurred on cost reimbursable contracts that exceed provisional billing rates established by the customer.
Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.
Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.
Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties with Interest Rate Hedge Provider in order to provide protection to, or minimize the impact upon, any Borrower, any Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to the Loans.
Interest Rate Hedge Provider shall mean one or more of the Lenders.
Interest Rate Option shall mean any option of the Borrowers to have Loans bear interest at Term SOFR or Base Rate Option.

Investment means, as to any Person, any direct or indirect acquisition or investment, loan or capital contribution by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guaranty or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
IRS shall mean the United States Internal Revenue Service.
ISDA Definitions means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
ISP98 shall have the meaning specified in Section 12.11.1 [Governing Law].
Issuing Lender shall mean FNB, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that Administrative Borrower, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.
Joint Lead Arrangers shall mean, together, F.N.B. Capital Markets, Manufacturers and Traders Trust Company and Atlantic Union Bank.
Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.
Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.
Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swaps and Derivatives Association Agreement, and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.
Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.
Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].
Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.
Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Collateral Assignment, the Second Amended and Restated Guaranty Agreement, the Notes, the Second Amended and Restated Patent, Trademark and Copyright Security Agreement, the Second Amended and Restated Pledge Agreement, the Second Amended and Restated Security Agreement, and Amendment No. 1 to Credit Agreement and any other instruments, certificates or documents delivered in connection herewith or therewith.
Loan Parties shall mean the Borrowers and the Guarantors.
Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].
Loans shall mean collectively, and Loan shall mean separately, all Revolving Credit Loans, Swing Loans and the Term Loans or any Revolving Credit Loan, Swing Loan or the Term Loan.

Lockbox shall have the meaning specified in Section 5.12 [Receipt and Application of Payments].
Mandatory Prepayment of Excess Cash Flow shall have the meaning assigned to that term in Section 5.7 [Mandatory Prepayments].
Mandatory Prepayment of Indebtedness shall have the meaning assigned to that term in Section 5.7 [Mandatory Prepayments].
Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, or results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
Material Contract and Material Contracts shall mean, as of any date of determination and individually or collectively as the context may require, (i) any and all Government Contracts and (ii) any and all contracts or agreements (other than Government Contracts) to which a Loan Party is a party and pursuant to which a Loan Party is (a) entitled to receive payments in excess of $10,000,000, in the aggregate, per annum, or (b) obligated to make payments or have any other obligation or liability thereunder (direct or contingent) in excess of $10,000,000 in the aggregate, per annum.
Maximum Borrowing Base shall mean an amount equal to the lesser of (i) $~~70,000,000~~50,000,000 or (ii) the Borrowing Base.
Month, with respect to a SOFR Interest Period under Term SOFR, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such SOFR Interest Period. If any SOFR Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such SOFR Interest Period is to end, the final month of such SOFR Interest Period shall be deemed to end on the last Business Day of such final month.
Moody’s shall mean Moody’s Investors Service, Inc. and any successor thereto.
Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which any Loan Party or any ERISA Affiliate is then making or accruing an obligation to make contributions or, within the preceding five (5) plan years, has made or had an obligation to make such contributions.

New Contract shall have the meaning specified in Section 5.12 [Receipt and Application of Payments].
Non-Consenting Lender shall have the meaning specified in Section 12.1 [Modifications, Amendments or Waivers].
Notes shall mean collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, and in the form of Exhibit 1.1(N)(3) evidencing the Term Loans.
Obligation and Obligations shall mean any and all obligations or liabilities of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, including without limitation: (i) the outstanding principal and accrued interest (including interest accruing after a petition for relief under the federal bankruptcy laws has been filed, whether or not allowed) in respect of any Loans to the Borrowers; (ii) all fees owing to the Administrative Agent and the Lenders; (iii) all reimbursement, compensation and indemnification obligations under this Agreement or any other Loan Document; and (iv) any amounts owing to a Lender pursuant to a Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Product.
Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].
Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.
Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).
Participant has the meaning specified in Section 12.8.4 [Participations].
Participant Register shall have the meaning specified in Section 12.8.4 [Participations].
Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Payment In Full and Paid In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder (other than contingent obligations that survive the termination of the Loan Documents as to which no claim has been asserted), termination of the Commitments and expiration or termination of all Letters of Credit (unless the Letter of Credit Obligations related thereto have been cash collateralized or back-stopped by a letter of credit reasonably satisfactory to the Administrative Agent).
PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
Pension Plan shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is, or at any time within the past five (5) years was, sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes, has an obligation to contribute, or at any times during the immediately preceding five plan years contributed or had an obligation to contribute.
Permitted Discretion shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

Permitted Investments shall mean:
(i)    direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
(ii)    commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;
(iii)    demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition;
(iv)    Cash Equivalents not otherwise described in clauses (i)-(iii) above;
(v)    money market or mutual funds whose investments are limited to those types of investments described in clauses (i)-(v) above; and
(vi)    investments made under cash management agreements with any Lenders.
Permitted Joint Venture shall mean a Joint Venture (a) (i) in which the Loan Parties or their Subsidiaries hold, directly or indirectly, more than 50% of the equity interests of such Joint Venture (other than HealthRev LLC, in which Solutions holds not less than 49% of such Joint Venture; BroadTech LLC, in which Grove holds not less than 49% of such Joint Venture; and Blue Grove Solutions, LLC, in which Grove holds not less than 49% of such Joint Venture), (ii) the Joint Venture is unpopulated, and (iii) the aggregate liability of the Loan Parties and/or their Subsidiaries with respect to, and in connection with, any such Joint Venture (together with all of such other Joint Ventures), including for capital contributions, at any time outstanding does not exceed $1,000,000; or (b) that is otherwise approved by the Administrative Agent in its Permitted Discretion.
Permitted Liens shall mean:
(i)    Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
(ii)    Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;
(iii)    Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv)    Pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
(v)    Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
(vi)    Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products);
(vii)    Liens on property leased by any Loan Party or Subsidiary of a Loan Party under operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;
(viii)    Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;
(ix)    Purchase Money Security Interests and Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capitalized leases; provided that (i) the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests and capitalized leases at any time outstanding shall not exceed $500,000 in the aggregate (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)), and (ii) such Liens shall be limited to the assets acquired with such purchase money financing or leased pursuant to such capitalized lease; and
(x)    The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:
(1)    Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2)    Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
(3)    Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
(4)    Liens resulting from final judgments or orders to the extent not constituting an Event of Default under Section 9.1.7 [Final Judgments or Orders].
Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.
Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to statutory Liens for taxes not yet due and payable or Purchase Money Security Interests.
Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.
Ratable Share shall mean
(i)    with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided, however, that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii)    with respect to a Lender’s obligation to make Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Term Loans bears to the Term Loans of all of the Lenders.
(iii)    with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment plus Term Loan, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments plus Term Loans of all Lenders; provided, however, that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.
Receivable shall mean in addition to the definition of account as contained in the Uniform Commercial Code (a) each of the Loan Parties’ present and future accounts, contract rights, receivables, promissory notes and other instruments, contracts, chattel paper (including tangible and electronic chattel paper), tax refunds, general intangibles and all rights to receive the payment of money or other consideration under present or future contracts including, all of the Loan Parties’ rights under each Commercial Contract, Government Contract and Government Subcontract and all related Government Accounts now owned or hereafter acquired by any of the Loan Parties; (b) all present and future cash of each of the Loan Parties; (c) all present and future judgments, orders, awards and decrees in favor of each of the Loan Parties and causes of action in favor of each of each of the Loan Parties; (d) all present and future contingent and non-contingent rights of each of the Loan Parties to the payment of money for any reason whatsoever, whether arising in contract, tort or otherwise including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit; (e) all present and future claims, rights of indemnification and other rights of each of the Loan Parties under or in connection with any contracts or agreements to which the any of the Loan Parties is or becomes a party or third party beneficiary; (f) all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of any of the Loan Parties; (g) all present and future rights of each of the Loan Parties as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (h) all rights which any of the Loan Parties may now or at any time hereafter have, by law or agreement, against any Account Debtor or other obligor of any of the Loan Parties, and all rights, liens and security interests which the each of the Loan Parties may now or at any time hereafter have, by law or agreement, against any property of any Account Debtor or other obligor of any of the Loan Parties; (i) all invoices and shipping documents; and (j) all present and future interests and rights of each of the Loan Parties, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which any of the Loan Parties is a party, as lessor, sublessor, lessee or sublessee.

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.
Recovery Event shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding or power of eminent domain relating to any asset of the Loan Parties.
Reference Time with respect to any setting of the then-current Benchmark means: the time determined by the Administrative Agent in its reasonable discretion.

Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
Relevant Governmental Body means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
Reportable Compliance Event means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law.
Required Lenders shall mean
(A)    If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and
(B)    If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and

Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (b) the aggregate outstanding amount of any Term Loans, provided that if at any time of determination there are two or more Lenders (other than any Defaulting Lender) that are not Affiliates, “Required Lenders” under this clause (c) shall include at least two Lenders that are not Affiliates.
Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].
Restricted Payments shall have the meaning specified in Section 8.2.5 [Dividends and Related Distributions].
Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or 2.9.3 [Disbursements, Reimbursement].
Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.
S&P means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
Sanctioned Country means a country subject to a sanctions program maintained by any Compliance Authority.
Sanctioned Person means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.
Second Amended and Restated Guaranty Agreement shall mean the Second Amended and Restated Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

Second Amended and Restated Pledge Agreement shall mean the Second Amended and Restated Pledge Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by each of the Loan Parties and Holdings to the Administrative Agent for the benefit of the Lenders.
Second Amended and Restated Security Agreement shall mean the Second Amended and Restated Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.
Second Amended and Restated Security Documents shall mean the Second Amended and Restated Security Agreement, the Second Amended and Restated Pledge Agreement and any other instruments or documents delivered in connection with the Collateral executed by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.
Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].
SOFR means, for any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.
SOFR Administrator means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
SOFR Administrator’s Website means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
SOFR Interest Period shall mean, with respect to any Term SOFR Borrowing, a period of one (1) month, with the understanding that: (i) the initial SOFR Interest Period shall commence on the date the loan is disbursed (or the date of conversion of any amount to Term SOFR) and shall end on, but exclude, the Adjustment Date; (ii) thereafter each subsequent one (1) month SOFR Interest Period shall commence automatically, without notice to or consent from the Borrowers, and shall end on, but exclude, the day of such month that numerically corresponds to the Adjustment Date; (iii) if, on the first day of the last SOFR Interest Period applicable hereto the remaining term of the loan is less than one (1) month, said SOFR Interest Period shall be in effect only until the maturity date; and (iv) if any SOFR Interest Period is scheduled to end in a month for which there is no day which numerically corresponds to the previous SOFR Interest Period, the SOFR Interest Period shall end on the last calendar day of such month. However, if a balance remains unpaid after maturity, the then current SOFR Interest Period shall continue for the remainder of the one (1) month period, with subsequent SOFR Interest Periods commencing thereafter and interest shall continue to accrue as set forth herein until all balances are paid in full, subject to all remedies of the Administrative Agent, and any default interest or other applicable adjustments in the interest.

SOFR Unavailability Notice shall have the meaning specified in Section 4.4.1 [SOFR Unavailability].
Solutions shall have the meaning specified in the introductory paragraph.
Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.
Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].
Subsidiary of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries. For the purposes of this Agreement, the term “Subsidiary” shall not include any “Dormant Subsidiary”.
Subsidiary Borrowers shall mean, collectively, Solutions, Danya, Systems, IBA and Grove.

Swing Loan Commitment shall mean FNB’s commitment to make Swing Loans to the Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $10,000,000.
Swing Loan Lender shall mean FNB, in its capacity as a lender of the Swing Loans.
Swing Loan Note shall mean the Swing Loan Note of the Borrowers in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.
Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by FNB to the Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.
Systems shall have the meaning specified in the introductory paragraph.
Tax Group shall have the meaning specified in Section 8.2.5 [Dividends and Related Distributions].
Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
Term Loan shall have the meaning specified in Section 3.1 [Term Loan Commitments]; Term Loans shall mean collectively all of the Term Loans.
Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.
Term SOFR shall mean a variable rate per annum equal to the CME Term SOFR for a period of one (1) month, as provided by CME (or any successor forward-looking term rate derived from SOFR published by any successor administrator thereof, as may be recommended by the Federal Reserve Bank of New York) and published on the applicable commercially available screen page as may be designated by the Administrative Agent from time to time on a day that is two (2) U.S. Government Securities Business Days prior to the beginning of each SOFR Interest Period (for purposes of this definition, the “Index Rate”). Notwithstanding the foregoing, if Term SOFR, as determined herein, would be less than zero percent (0.00%) per annum, Term SOFR shall be deemed to be zero percent (0.00%) per annum for purposes of these Credit Facilities. Notwithstanding the foregoing, in the event that the loan or any portion thereof under or evidenced by the Credit Facilities becomes subject to an Interest Rate Hedge, such floor will not apply to such loan or portion thereof while such Interest Rate Hedge is in effect. If the Administrative Agent determines, in its sole discretion, that the Index Rate has become unavailable, or unreliable, either temporarily, indefinitely, or permanently, or a new index rate has become a widely-recognized replacement benchmark rate for the Index Rate in newly originated loans denominated in U.S. dollars in the U.S. market as determined by the Administrative Agent, during the term of the Credit Facilities, the Administrative Agent may amend the Credit Facilities by designating a substitute Index. The Administrative Agent may also amend and adjust any margin corresponding to the Index Rate to accompany the substitute Index. The change to the margin may be a positive or negative value, or zero. In making these amendments, the Administrative Agent may take into consideration any then-prevailing market convention for selecting a substitute Index and/or margin and, to the extent practicable, the all-in interest rate based on the substitute index will be substantially equivalent to the index rate in effect prior to its replacement. Any substitute index selected by the Administrative Agent hereunder shall be consistent with the substitute Index selected by the Administrative Agent for other loans of comparable size and type made by the Administrative Agent. Such an amendment to the terms of the Credit Facilities will become effective and bind Borrowers after the Administrative Agent sends written notice to Borrowers without any action or consent of Borrowers.

Term SOFR Borrowing means, as to any borrowing hereunder, the Loans comprising such borrowing that bear interest at a rate based on Term SOFR.
Total Funded Debt shall mean, as of any date of determination, without duplication, the sum of all Indebtedness representing borrowed money, including both the current and long-term portion thereof, capitalized lease obligations, reimbursement obligations under Letters of Credit, and guaranty obligations in respect of any of the foregoing, in each case determined and consolidated for the Borrowers and their subsidiaries in accordance with GAAP.
Total Leverage Ratio shall mean, as of any date of determination, the ratio of (A) Total Funded Debt of the Borrowers as of the end of the most recent fiscal quarter or (if such date of determination is a fiscal quarter end) the fiscal quarter then ending to (B) Consolidated EBITDA for the most recently ended four fiscal quarters or (if such date of determination is a fiscal quarter end) the four fiscal quarters then ending.
Transaction Documents shall mean the Loan Documents and the Acquisition Documents.
Transaction Expenses shall mean any fees or expenses actually incurred by Holdings or any of the other Borrowers, recognized in accordance with U.S. GAAP, in connection with the transactions contemplated by the Transaction Documents in an aggregate amount up to $10,250,000.
Transition Date shall have the meaning specified in Section 5.12 [Receipt and Application of Payments].
UCP shall have the meaning specified in Section 12.11.1 [Governing Law].

Unadjusted Benchmark Replacement means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Unfunded Capital Expenditures for any period of determination shall mean Capital Expenditures that were not specifically funded by Indebtedness (for the purposes of this definition only, Revolving Credit Loans are not considered Indebtedness) of the Borrowers and their Subsidiaries, in each case determined and consolidated for the Borrowers and their Subsidiaries in accordance with GAAP.
United Bank Existing Indebtedness means the Indebtedness owing by the applicable Borrowers to United Bank in connection with the Existing Credit Agreement.
Unused Line Fee shall have the meaning specified in Section 2.3 [Unused Line Fees].
USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
U.S. Government Securities Business Day means any day except Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association (or a successor) recommends that the fixed income departments of its members be closed for the entire day for the purpose of trading in U.S. government securities.
U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].
Withholding Agent shall mean any Loan Party and the Administrative Agent, each in their capacity as withholding agent under applicable Law.
1.2Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (viii) the word “or” is not exclusive; (ix) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document; and (x) unless otherwise specified, all references herein to times of day shall constitute references to Eastern time.
1.3Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the ~~date hereof~~Closing Date applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. Notwithstanding the foregoing, if the Borrowers notify the Administrative Agent in writing that the Borrowers wish to amend any financial covenant in Section 8.2 of this Agreement, any related definition and/or the definition of the term Total Net Leverage Ratio for purposes of interest, Letter of Credit Fee and Unused Line Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Unused Line Fee determinations (or if the Administrative Agent notifies the Borrowers in writing that the Required Lenders wish to amend any financial covenant in Section 8.2, any related definition and/or the definition of the term Total Net Leverage Ratio for purposes of interest, Letter of Credit Fee and Unused Line Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term Total Net Leverage Ratio for purposes of interest, Letter of Credit Fee and Unused Line Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrowers and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.
1.4     For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
2.REVOLVING CREDIT AND SWING LOAN FACILITIES
2.1Revolving Credit Commitments.
2.1.1.Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrowers at any time or from time to time on or after the ~~date hereof~~Closing Date to, but not including, the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations, (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments, and (iii) the Revolving Facility Usage shall not exceed the Maximum Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.
2.1.2.Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, FNB may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrowers at any time or from time to time after the ~~date hereof~~Closing Date to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $10,000,000, provided that after giving effect to such Loan, (i) the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders and (ii) the Revolving Facility Usage shall not exceed the Maximum Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.
2.2Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3Unused Line Fee. Accruing from the ~~date hereof~~Closing Date until the Expiration Date, the Borrowers agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable fee (the “Unused Line Fee”) equal to the Applicable Unused Line Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (provided, however, that solely in connection with determining the share of each Lender in the Unused Line Fee, the Revolving Facility Usage with respect to the portion of the Unused Line Fee allocated to the Administrative Agent shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Unused Line Fee allocated by the Administrative Agent to all of the Lenders other than the Administrative Agent, such portion of the Unused Line Fee shall be calculated in accordance with Schedule 1.1(A) (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided further, that any Unused Line Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Unused Line Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Unused Line Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Unused Line Fees shall be payable quarterly in arrears on the last business day of each calendar quarter beginning with the calendar quarter ending on December 31, 2022.
2.4Termination or Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent (or such shorter period as may be agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Unused Line Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.4 shall be irrevocable.

2.5Revolving Credit Loan Requests; Swing Loan Requests.
2.5.1.Revolving Credit Loan Requests. Except as otherwise provided herein, the Administrative Borrower, on behalf of the Borrowers, may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 12:00 p.m. Eastern time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which Term SOFR applies or the renewal of Term SOFR for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding SOFR Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone promptly confirmed in writing by letter, facsimile, electronic mail or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the SOFR Interest Period, which amounts shall be in (x) integral multiples of $100,000 and not less than $1,000,000 for each Borrowing Tranche under Term SOFR, and (y) integral multiples of $100,000 and not less than $1,000,000 for each Borrowing Tranche under the Base Rate Option.
2.5.2.Swing Loan Requests. Except as otherwise provided herein, the Administrative Borrower, on behalf of the Borrowers, may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 2:00 p.m. Eastern time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone promptly confirmed in writing by letter, facsimile, electronic mail or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $250,000.
2.6Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.
2.6.1.Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Administrative Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each

Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Eastern time on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].
2.6.2.Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
2.6.3.Making Swing Loans. So long as FNB elects to make Swing Loans, FNB shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2 [Swing Loan Requests], fund such Swing Loan to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Eastern time on the Borrowing Date.
2.6.4.Repayment of Revolving Credit Loans. The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.
2.6.5.Borrowings to Repay Swing Loans. FNB may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if FNB so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. FNB shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time FNB so requests, which shall not be earlier than 3:00 p.m. Eastern time on the Business Day next after the date the Lenders receive such notice from FNB.
2.6.6.[RESERVED].
2.7Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans, Swing Loans and Term Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note, a swing Note and a term Note, dated the Closing Date payable to such Lender (or its registered assigns) in a face amount equal to the Revolving Credit Commitment, Swing Loan Commitment or Term Loan Commitment, as applicable, of such Lender.
2.8Use of Proceeds. The proceeds of the Revolving Credit Loans, the Swing Loans and Term Loans shall be used solely: (i) to finance a portion of the Acquisition, including fees and expenses related to the Acquisition; (ii) to refinance existing indebtedness; (iii) to repay the United Bank Existing Indebtedness, (iv) to pay fees and expenses in connection with this Agreement and the other Loan Documents and the closing of the Loans; and (v) for ongoing general corporate and general working capital purposes of the Borrowers.
2.9Letter of Credit Subfacility.
2.9.1.Issuance of Letters of Credit. The Administrative Borrower, on behalf of the Borrowers, may request the issuance of a letter of credit (each a “Letter of Credit”) on behalf of itself or another Loan Party by delivering or having such other Loan Party deliver to the Administrative Agent a completed application and agreement for letters of credit in such form as the Administrative Agent may specify from time to time by no later than 10:00 a.m. Eastern time at least five (5) Business Days, or such shorter period as may be agreed to by the Administrative Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit (and may not be a Commercial Letter of Credit). Promptly after receipt of any Letter of Credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates

will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) shall be denominated on Dollars, (B) have a maximum maturity of twelve (12) months from the date of issuance, and (C) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any time, $5,000,000 (the “Letter of Credit Sublimit”), (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments or (iii) the Revolving Facility Usage exceed, at any one time, the Maximum Borrowing Base. Each request by the Administrative Borrower, on behalf of the Borrowers, for the issuance, amendment, or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that they shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment, or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to any Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Administrative Borrower, on behalf of the Borrowers, and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
2.9.2.Letter of Credit Fees. The Borrowers shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account a fronting fee equal to the greater of (x) .25% per annum on the daily amount available to be drawn under each Letter of Credit, and (y) $500. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on the last business day of each calendar quarter beginning with the calendar quarter ending on December 31, 2022, following issuance of each Letter of Credit. The Borrowers shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.
2.9.3.Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 p.m. Eastern time on the first Business Day following the date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal in Dollars to the amount so paid by the Issuing Lender.

        2.9.3.1    In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 p.m. Eastern time on the first Business Day following the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the first Business Day following the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
            2.9.3.2    Each Lender shall upon any notice pursuant to Section 2.9.3.1 [Disbursements, Reimbursement] make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. Eastern time on the first Business Day following the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the first Business Day following the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 [Disbursements, Reimbursement] above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on the first Business Day following such Drawing Date shall not relieve such Lender from its obligation under this Section 2.9.3.2 [Disbursements, Reimbursement].
            2.9.3.3    With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.9.3.1, because of the Borrowers’ failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing thereof. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3.
2.9.4.Repayment of Participation Advances.
            2.9.4.1    Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.
            2.9.4.2    If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.
2.9.5.Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
2.9.6.Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7.Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:
(i)    any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;
(ii)    the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];
(iii)    any lack of validity or enforceability of any Letter of Credit;
(iv)    any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);
(v)    the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;
(vi)    payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(vii)    the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)    any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)    any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;
(x)    any breach of this Agreement or any other Loan Document by any party thereto;
(xi)    the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;
(xii)    the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
(xiii)    the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
(xiv)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
2.9.8.Indemnity. Each Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body. For the avoidance of doubt, this Section 2.9.8 shall not be interpreted to refer to Taxes, which are addressed elsewhere herein.
2.9.9.Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrowers or any Lender.
2.9.10.Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.
2.10Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Unused Line Fees];
(ii)    the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii)    if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:
(a)    all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;
(b)     if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrowers’ obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;
(c)    if the Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;
(d)    if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and
(e)    if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and
(iv)    so long as such Lender is a Defaulting Lender, FNB shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the ~~date hereof~~Closing Date and for so long as such event shall continue, or (ii) FNB or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, FNB shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless FNB or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to FNB or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower, FNB and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.
3.TERM LOANS
3.1Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a term loan (the “Term Loan”) to the Borrowers on the Closing Date in such principal amount as the Borrowers shall request up to, but not exceeding such Lender’s Term Loan Commitment.
3.2Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms. The obligations of each Lender to make Term Loans to the Borrowers shall be in the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Borrowers, but each Lender’s Term Loan to the Borrowers shall never exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. The principal balance of the Term Loans shall be due and payable in consecutive quarterly installments determined by, and as set forth in, the table set forth below (subject, however, to adjustment for voluntary prepayments as set forth in Section 5.6 [Voluntary Prepayments] and mandatory prepayments as set forth in Section 5.7 [Mandatory Prepayments]):

	Date of Payment of Installment	Amount of Term Loan Repayment
Year 1	December 31, 2022	$3,562,500.00
	March 31, 2023	$3,562,500.00
	June 30, 2023	$3,562,500.00
	September 30, 2023	$3,562,500.00

Year 2	December 31, 2023	$3,562,500.00
	March 31, 2024	$3,562,500.00
	June 30, 2024	$3,562,500.00
	September 30, 2024	$3,562,500.00

Year 3	December 31, 2024	$4,750,000.00
	March 31, 2025	$4,750,000.00
	June 30, 2025	$4,750,000.00
	September 30, 2025	$4,750,000.00

Year 4	December 31, 2025	$4,750,000.00
	March 31, 2026	$4,750,000.00
	June 30, 2026	$4,750,000.00
	September 30, 2026	$4,750,000.00

Year 5	December 31, 2026	$5,937,500.00
	March 31, 2027	$5,937,500.00
	June 30, 2027	$5,937,500.00
	September 30, 2027	$5,937,500.00

Payments of principal shall be due on the last day of each calendar quarter, beginning on December 31, 2022, as set forth above, and continuing until the Expiration Date when the entire unpaid principal balance hereof and accrued interest thereon shall be due and payable in full.

4.INTEREST RATES
4.1Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by the Administrative Borrower from the Base Rate Option or Term SOFR set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Administrative Borrower may select different Interest Rate Options and different SOFR Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, neither the Administrative Borrower nor any other Borrower may request, convert to or renew Term SOFR for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under Term SOFR shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.
4.1.1.Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Administrative Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:
            (i)    Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
            (ii)    Revolving Credit Term SOFR: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to Term SOFR as determined for each applicable SOFR Interest Period plus the Applicable Margin.
Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.
4.1.2.Term Loan Interest Rate Options. The Administrative Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:
            (i)    Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

            (ii)    Term Loan Term SOFR: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to Term SOFR plus the Applicable Margin.
4.1.3.Rate Quotations. The Administrative Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.
4.2Interest Periods. Each outstanding Term SOFR Borrowing hereunder shall automatically be renewed by the Administrative Borrower on the basis of Term SOFR. The following provisions shall apply to any renewal of Term SOFR:
4.2.1.Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under Term SOFR shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.5.1 [Revolving Credit Loan Requests]; and
4.2.2.Renewals. In the case of the renewal of a Term SOFR Borrowing at the end of a SOFR Interest Period, the first day of the new SOFR Interest Period shall be the last day of the preceding SOFR Interest Period, without duplication in payment of interest for such day.
4.3Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:
4.3.1.Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;
4.3.2.Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and
4.3.3.Acknowledgment. The Borrowers acknowledge that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent. The Administrative Agent will notify the Borrowers if the rate of interest is increased pursuant to this Section 4.3.

4.4SOFR Unavailable; Illegality; Increased Costs; Deposits Not Available.
4.4.1. SOFR Unavailability. Notwithstanding anything to the contrary, in the event that the Administrative Agent shall have reasonably determined in good faith that reasonable means do not exist for ascertaining Term SOFR, or that the Administrative Agent has been notified in writing by the Required Lenders that Term SOFR for any requested SOFR Interest Period will not adequately and fairly in good faith reflect the cost to the Required Lenders of making or maintaining Loans at SOFR, the Administrative Agent shall, as soon as practicable thereafter, notify the Borrower and the Lenders of such determination (a “SOFR Unavailability Notice”). The Administrative Agent may rescind any such SOFR Unavailability Notice in the event that the circumstances giving rise to such notice no longer exist (such notice to be provided by the Administrative Agent promptly upon written notice of the Required Lenders that the circumstances giving rise to such SOFR Unavailability Notice have ceased to exist).
4.4.2.Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrowers and the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders Comprising Required Lenders.
(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of (i)

any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of Term SOFR pursuant to Section 4.4.2(iv) [Unavailability of Tenor of Benchmark] below, and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.4.2 [Benchmark Replacement Setting] including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to Section 4.4.2 [Benchmark Replacement Setting].
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “SOFR Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “SOFR Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Administrative Borrower may revoke any request for a borrowing of, conversion to or continuation of any Loan or Loans to be made, converted or continued under Term SOFR during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to the Base Rate Option. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

4.4.3.Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:
(i)    the making, maintenance or funding of any Loan to which Term SOFR applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or
(ii)    such Term SOFR will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or
(iii)    after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant SOFR Interest Period for a Loan, or to banks generally, to which Term SOFR applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank Eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent’s and Lender’s Rights].
4.4.4.Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [SOFR Unavailability] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4.3 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew Term SOFR shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [SOFR Unavailability] and the Administrative Borrower has previously notified the Administrative Agent of its selection or renewal of Term SOFR and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.3 [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which Term SOFR applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.
4.5Selection of Interest Rate Options. If the Borrowers fail to select a new SOFR Interest Period to apply to any Borrowing Tranche of Loans under Term SOFR at the expiration of an existing SOFR Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans or Term Loans as the case may be, commencing upon the last day of the existing SOFR Interest Period.
5.PAYMENTS
5.1Payments. All payments and prepayments to be made in respect of principal, interest, Unused Line Fees, Letter of Credit Fees, Administrative Fees or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m. Eastern time on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature (except as expressly permitted by Section 5.9 [Taxes]), and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of FNB with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. Eastern time by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.
5.2Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Unused Line Fees and Letter of Credit Fees (but excluding the Administrative Fees and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.4 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [SOFR Unavailable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Unused Line Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the

Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to FNB according to Section 2.6.5 [Borrowings to Repay Swing Loans].
5.3Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
        (i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
        (ii)    the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
5.4Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the

Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
5.5Interest Payment Dates. Interest accrued on Loans shall be due and payable in arrears on the last day of each calendar month following the ~~date hereof~~Closing Date. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).
5.6Voluntary Prepayments.
5.6.1.Right to Prepay. The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrowers desire to prepay any part of the Loans, the Administrative Borrower shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. Eastern time at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans or no later than 1:00 p.m. Eastern time on the date of prepayment of Swing Loans, setting forth the following information:
(a)    the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(b)    a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swing Loans;
(c)    a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which Term SOFR applies; and
(d)    the total principal amount of such prepayment, which shall not be less than $100,000 for any Swing Loan or $500,000 for any Term Loan.
All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.6.1 [Right to Prepay] shall be applied to unpaid installments of principal of the Term Loans as directed by the Administrative Borrower and any principal amount of the Term Loan prepaid may not be reborrowed. Notwithstanding the application of any prepayments as directed by the Administrative Borrower pursuant to this Section 5.6.1 [Right to Prepay], for purposes of calculating any applicable Fixed Charge Coverage Ratio, such prepayments will be deemed to have been applied in accordance with the requirements for the application of mandatory Term Loan prepayments pursuant to Section 5.7 [Mandatory Prepayments]. Except as provided in Section 4.4.4 [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, next to Loans to which the Base Rate Option applies, then to Loans to which Term SOFR applies. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity].
5.6.2.Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [SOFR Unavailable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 12.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)    the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 12.8 [Successors and Assigns];
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

5.6.3.Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrowers are or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
5.7Mandatory Prepayments.
5.7.1.Sale of Assets. If on any date the Borrowers or any of their Subsidiaries shall receive net cash proceeds from (i) any Asset Sale, and the net cash proceeds of such Asset Sale or the aggregate net cash proceeds of all Asset Sales in any fiscal year exceeds $500,000, or (ii) any Recovery Event, and the net cash proceeds of such Recovery Event or the aggregate net cash proceeds of all Recovery Events during any fiscal year exceeds $500,000, then all of such net cash proceeds (and not merely such excess) shall be applied five (5) Business Days after such date to the prepayment of the Term Loans as follows: payments will first be applied pro rata to the unpaid installments of principal of the Term Loans, without premium or penalty (subject to payment of breakage costs in the case of a prepayment of Loans for which Term SOFR applies other than on the last day of the relevant interest period, or any other provision contained in this Agreement) and then to reduce the outstanding Revolving Facility Usage, if any. The amount of any mandatory prepayments applied to principal of the Term Loans under this Section 5.7.1 [Sale of Assets] may not be reborrowed.
5.7.2.Maximum Borrowing Base Exceeded. Whenever the outstanding Revolving Facility Usage exceed the Maximum Borrowing Base, the Borrowers shall make, within one (1) Business Day after the Borrowers learn of such excess and whether or not the Administrative Agent has given notice to such effect, a mandatory prepayment of principal equal to the excess of the outstanding principal balance of the Revolving Credit Loans over the Maximum Borrowing Base, together with accrued interest on such principal amount. If after such prepayment the Revolving Facility Usage still exceeds the Maximum Borrowing Base, the Borrowers shall cash collateralize such excess amount by pledging and depositing with or delivering to Administrative Agent, for the benefit of each of the Lenders, as collateral for such excess amount, cash or deposit account balances pursuant to documentation satisfactory to Administrative Agent, which such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrowers hereby grant to Administrative Agent, for the benefit of each of the Lenders, a security interest in all cash collateral pledged pursuant to this Section 5.7.2 [Maximum Borrowing Base Exceeded].

5.7.3.Excess Cash Flow. Within ten (10) calendar days of delivery of the Holdings’ audited consolidated year-end financial statements, but in any event no later than one hundred twenty (120) calendar days after the end of each fiscal year commencing with the fiscal year ending September 30, 2023, and continuing through the expiration of the term hereof, the Borrowers shall make a mandatory prepayment of principal on the Term Loans (“Mandatory Prepayment of Excess Cash Flow”) in an amount equal to:
(a)75% of Excess Cash Flow for the immediately preceding fiscal year if, at the time of determination, the Total Leverage Ratio of the Borrowers is greater than or equal to 2.5 to1.0;
(b)50% of Excess Cash Flow for the immediately preceding fiscal year if, at the time of determination, the Total Leverage Ratio of the Borrowers is less than 2.5:1.0 but greater than or equal to 1.5 to 1.0; and
(c)0% of Excess Cash Flow for the immediately preceding fiscal year if, at the time of determination, the Total Leverage Ratio of the Borrowers is less than 1.5 to1.0.
Each Mandatory Prepayment of Excess Cash Flow (i) shall be reduced by the aggregate principal amount of all voluntary Term Loan prepayments made during the immediately preceding fiscal year, and (ii) shall be applied pro rata to the unpaid installments of principal of the Term Loans. To the extent that a Mandatory Prepayment of Excess Cash Flow exceeds the outstanding principal amount of the Term Loans, such prepayment shall be limited to the amount necessary to prepay the Term Loans in full. The amount of any Mandatory Prepayment of Excess Cash Flow applied to principal of the Term Loan may not be reborrowed.
5.7.4.Indebtedness. Within five (5) Business Days of the issuance by Holdings or any Borrower of any Indebtedness in excess of $500,000, other than any Indebtedness permitted under Section 8.2.1 [Indebtedness], and continuing through the expiration of the term hereof, the Borrowers shall make a mandatory prepayment of principal on the Term Loans in an amount equal to 100% of the net cash proceeds of the issuance of such Indebtedness, as applicable, together with accrued interest on such principal amount (each, a “Mandatory Prepayment of Indebtedness”).
(i)Each Mandatory Prepayment of Indebtedness shall be applied pro rata to the unpaid installments of principal of the Term Loans. To the extent that a Mandatory Prepayment of Indebtedness exceeds the outstanding principal amount of the Term Loans, such prepayment shall be limited to the amount necessary to prepay the Term Loans in full. The amount of any Mandatory Prepayment of Indebtedness applied to principal of the Term Loan may not be reborrowed.
5.7.5.Application Among Interest Rate Options. All prepayments required pursuant to this Section 5.7 [Mandatory Prepayments] shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to Term

SOFR. In accordance with Section 5.10 [Indemnity], the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to Term SOFR on any day other than the last day of the applicable SOFR Interest Period.
5.8Increased Costs.
5.8.1.Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the SOFR) or the Issuing Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the Issuing Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
5.8.2.Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.
5.8.3.Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
5.8.4.Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 5.8 [Increased Costs] shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
5.9Taxes.
5.9.1.Issuing Lender. For purposes of this Section 5.9, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.
5.9.2.Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
5.9.3.Payment of Other Taxes by the Loan Parties. Without duplication of other amounts payable by a Loan Party, the Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
5.9.4.Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) calendar days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
5.9.5.Indemnification by the Lenders for Taxes. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders for Taxes].
5.9.6.Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
5.9.7.Status of Recipients.
(i)    Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
(ii)    Without limiting the generality of the foregoing, in the event that each Borrower is a U.S. Borrower,
(A)    any Recipient that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Recipient shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(iii)    executed originals of IRS Form W-8ECI;
(iv)    in the case of a Foreign Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Recipient is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(v)    to the extent a Foreign Recipient is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Recipient is a partnership and one or more direct or indirect partners of such Foreign Recipient are claiming the portfolio interest exemption, such Foreign Recipient may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;
(C)    any Foreign Recipient shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
5.9.8.Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
5.9.9.Survival. Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.
5.10Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract, but, for the avoidance of doubt, excluding Taxes) which such Lender sustains or incurs as a consequence of any:
(i)    payment, prepayment, conversion or renewal of any Loan to which Term SOFR applies on a day other than the last day of the corresponding SOFR Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or
(ii)    attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments].
If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.
5.11Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and FNB may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitment] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.
5.12Receipt and Application of Payments. On the earliest date reasonable practicable, and in no event more that fifteen (15) days following the Closing Date (such date, the “Transition Date”), each Loan Party shall establish and maintain a depository account with the Administrative Agent, subject to the provisions of this Section 5.12 [Receipt and Application of Payments], such other provisions as the Administrative Agent may require and such other related agreements as the Administrative Agent may require (the “Cash Collateral Account”). From and after the occurrence of an Event of Default, each Loan Party, upon request by the Administrative Agent, shall promptly establish with the Administrative Agent and maintain a lockbox account (“Lockbox”) subject to the provisions of this Section 5.12 [Receipt and Application of Payments], such other provisions as the Administrative Agent may require, and such other related agreements as the Administrative Agent may require. For all contracts awarded to any Loan Party after the Transition Date, including new contracts awarded by current Account Debtors, all individual task orders and delivery orders awarded to any Loan Party after the Transition Date on contracts in existence on the Transition Date, and all option period extensions of contracts in existence on the Transition Date (each a “New Contract”), such Loan Party shall notify and direct such Account Debtors to remit payments directly to Cash Collateral Account or the Lockbox, as the case may be. Any funds collected in the Lockbox (if any) shall be transferred to the Cash Collateral Account. Each Loan Party shall designate the Cash Collateral Account in the federal System for Award Management (formerly the Central

Contractor Registration) as the account to receive payments due from the Government with respect to New Contracts. Following the Transition Date, each Loan Party will cooperate with the Administrative Agent on an orderly basis and use commercially reasonable efforts such that as soon as reasonably practicable after the Transition Date, but in no event later than one hundred eighty (180) days after the Closing Date, all contracts in existence on the Transition Date shall be subject to the requirements set forth herein applicable to New Contracts, and after the date a contract in existence on the Transition Date becomes subject to the requirements applicable to New Contracts, it shall thereafter constitute a New Contract. In the event any Loan Party (or any of its Affiliates, shareholders, directors, officers, employees, Administrative Agents or those Person acting for or in concert with any other Loan Party) shall receive any cash, checks, notes, drafts or other similar items of payment relating to or constituting the Collateral (or proceeds thereof), no later than the first Business Day following receipt thereof, such Loan Party shall (i) deposit or cause the same to be deposited, in kind, in the Cash Collateral Account or the Lockbox, as applicable, or such other depository as may be designated in writing by the Administrative Agent (the “Depository”), from which account the Administrative Agent alone shall have sole power of withdrawal, and with respect to which the Depository shall waive any rights of set off, and (ii) forward to the Administrative Agent on a daily basis, a collection report in form and substance satisfactory to the Administrative Agent and, at the Administrative Agent’s request, copies of all such items and deposit slips related thereto. All cash, notes, checks, drafts or similar items of payment by or for the account of any Loan Party shall be the sole and exclusive property of the Lenders immediately upon the earlier of the receipt of such items by the Administrative Agent or the Depository or the receipt of such items by any Loan Party; provided, however, that for the purpose of computing interest hereunder such items shall be deemed to have been collected and shall be applied by the Administrative Agent on account of the Revolving Credit Loans one (1) Business Day after receipt by the Administrative Agent (subject to correction for any items subsequently dishonored for any reason whatsoever). Notwithstanding anything to the contrary herein, all such items of payment shall, solely for purposes of determining the occurrence of an Event of Default, be deemed received upon actual receipt by the Administrative Agent, unless the same are subsequently dishonored for any reason whatsoever. All funds in the Cash Collateral Account, including all payments made by or on behalf of and all credits due any Loan Party, may be applied and reapplied in whole or in part to any of the Loans to the extent and in the manner the Administrative Agent deems advisable.
5.13Collections; Administrative Agent’s Right to Notify Account Debtors. Each Loan Party hereby authorizes the Administrative Agent, now and at any time or times hereafter, to (i) notify any or all Account Debtors that the Receivables with respect to New Contracts have been assigned to the Lenders and that the Lenders have a security interest therein, and (ii) direct such Account Debtors to make all payments due from them to the Loan Parties upon such Receivables directly to the Cash Collateral Account or to the Lockbox, as applicable. Any such notice, in the Administrative Agent’s sole discretion, may be sent on the applicable Loan Party’s stationery, in which event the Loan Party shall co-sign such notice with the Administrative Agent. To the extent that any Law or custom or any contract or agreement with any Account Debtor requires notice to or the approval of the Account Debtor in order to perfect such assignment of a security interest in Receivables, each Loan Party agrees to give such notice or obtain such approval.

5.14Joint and Several Liability. The liability of the Borrowers for all of the Obligations shall be joint and several regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Administrative Agent and the Lenders account for such Loans or other extensions of credit on their respective books and records. Each Borrower acknowledges that its Obligations arising as a result of joint and several liability shall, to the full extent permitted by law, be unconditional and shall constitute primary obligations of such Borrower.
5.15Interest Rate Hedge. With respect to any prepayment by the Borrowers hereunder, whether under Section 5.6 [Voluntary Prepayments] or Section 5.7 [Mandatory Prepayments], or for any reason (including acceleration): (a) the Borrowers shall be required to immediately pay to the Interest Rate Hedge Provider any amount required to be paid by the Borrowers to the Interest Rate Hedge Provider under any Interest Rate Hedge plus all of the Interest Rate Hedge Provider's costs associated with such prepayment (to the extent required by the Interest Rate Hedge); and (b) subject to the terms and conditions of the Interest Rate Hedge, if at the time of any prepayment the Interest Rate Hedge Provider is required to pay any amounts to Borrowers under the Interest Rate Hedge, the Interest Rate Hedge Provider will pay to the Borrowers such amount as determined in accordance with the Interest Rate Hedge less the Interest Rate Hedge Provider's costs resulting from such prepayment (to the extent such reduction is required by the Interest Rate Hedge).
6.REPRESENTATIONS AND WARRANTIES
6.1Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:
6.1.1.Organization and Qualification; Power and Authority; Compliance with Laws; Title to Properties; Event of Default. Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not be reasonably expected to constitute a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.13 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default or Potential Default exists or is continuing.
6.1.2.Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states (i) the name of each of Holdings’ Subsidiaries (including the Subsidiary Borrowers) and each wholly-owned Subsidiary of the Subsidiary Borrowers, its jurisdiction of organization and the amount, percentage and type of Equity Interests in such Subsidiary (collectively the “DLH Equity Interests”). Holdings and each Subsidiary of Holdings (including the Subsidiary Borrowers and their respective Subsidiaries) has good and marketable title to all of the DLH Equity Interests it purports to own, free and clear in each case of any Lien (other than Permitted Liens) and all such Equity Interests have been validly issued, fully paid and nonassessable. Neither the Loan Parties nor any Subsidiary of a Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940.
6.1.3.Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms. The Acquisition Documents have been duly and validly executed and delivered by the parties thereto and constitute the legal, valid and binding obligations of the parties thereto, in each case enforceable against them in accordance with their respective terms, except to the extent that enforceability may be limited by Debtor Relief Laws. Holdings has delivered to the Administrative Agent for delivery to the Lenders a true and correct copy of the Acquisition Documents (which constitute all of the material agreements with respect to the Acquisition), and there has been no other amendment, waiver or modification of the Acquisition Documents. All representations and warranties of Holdings and, to the best of the Holdings’ knowledge, of the other parties to the Acquisition Documents contained in the Acquisition Documents are true and correct in all material respects. Upon consummation of the Acquisition and thereafter, Holdings shall own all of the issued and outstanding equity interests of Grove, IBA and Danya and shares of capital stock of Systems and Solutions, and each Subsidiary Borrower shall immediately after the Acquisition own all of the tangible and intangible personal property that it owned immediately prior to the Acquisition, except as expressly set forth in the Equity Purchase Agreement.
6.1.4.No Conflict; Material Agreements. Neither the execution and delivery of this Agreement or the other Loan Documents or the Acquisition Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) except as set forth on Schedule 6.1.4 hereto, any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents), except, in each case, any breach that would not be reasonably be expected to result in a Material Adverse Change. There is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.
6.1.5.Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate would reasonably be expected to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would reasonably be expected to result in any Material Adverse Change.
6.1.6.Financial Statements.
(i)    Historical Statements. Holdings has delivered to the Administrative Agent copies of Holdings’ audited consolidated year-end financial statements for and as of the end of the three (3) immediately preceding fiscal years. In addition, Holdings has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended June 30, 2022 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by Borrower’s management, are correct and complete and fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments and the absence of footnotes.
            (ii)    Accuracy of Financial Statements. Neither the Borrowers nor any Subsidiary of the Borrowers has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrowers or any Subsidiary of the Borrowers which would be reasonably expected to cause a Material Adverse Change. Since June 30, 2022, no Material Adverse Change has occurred.
6.1.7.Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.
6.1.8.Full Disclosure. Neither this Agreement nor any other Loan Document, nor any of the Acquisition Documents, nor any certificate, statement, agreement or other documents expressly referenced herein and furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading; it being understood for purposes of this Section 6.1.8 [Full Disclosure] that projections prepared in good faith and based on reasonable assumptions and pro forma financial information or information of a general economic or general industry nature are excluded from the foregoing representation.
6.1.9.Taxes. Except as would not be reasonably expected to result in a Material Adverse Change, all federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed (taking into account any valid extensions), and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
6.1.10.Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others, except as would not be reasonably expected to result in a Material Adverse Change.
6.1.11.Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.
6.1.12.ERISA Compliance. (i) Except as would not result in a Material Adverse Change, each Pension Plan is in compliance in with the applicable provisions of ERISA, the Code and other federal or state Laws; (ii) except as would not result in a Material Adverse Change, each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification; (iii) each Loan Party and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan; (iv) except as would not result in a Material Adverse Change, no ERISA Event has occurred or is reasonably expected to occur; (v) no Pension Plan or Multiemployer Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Pension Plan’s or Multiemployer Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan or Multiemployer Plan for the applicable plan year); (vi) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (vii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4203 of ERISA with respect to a Multiemployer Plan; and (viii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. No Loan Party nor any Subsidiary of a Loan Party has, or could reasonably be expected to have, any liability for any breach of fiduciary duties under Section 404 of ERISA or any non-exempt prohibited transaction under Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any “employee benefit plan” (as defined under section 3(3) of ERISA), including without limitation the ESOP, except those that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Each Loan Party and each Subsidiary of a Loan Party has been in compliance with the requirements of ERISA and the Code with respect to the ESOP, and the ESOP has met the qualification requirements of Section 401(a) of the Code, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
6.1.13.Environmental Matters. Each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in compliance with applicable Environmental Laws except as would not in the aggregate reasonably be expected to result in a Material Adverse Change.
6.1.14.Solvency. Before and after giving effect to the initial Loans hereunder ~~and~~, the Acquisition, and Amendment No. 1 to Credit Agreement, each of the Loan Parties is solvent. After giving effect to the transactions contemplated by the Loan Documents and the Acquisition Documents, including all Indebtedness incurred thereby, the Liens granted by the Borrowers in connection with the Loan Documents and the payment of all fees related thereto, each of the Loan Parties will be Solvent, determined as of the ~~Closing~~Amendment Effective Date.
6.2Anti-Money Laundering/International Trade Law Compliance. No Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country in violation of any law, regulation, order or directive enforced by any Compliance Authority or has any assets in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority. In addition to the foregoing, each of the Loan Parties represents and warrants that (i) the proceeds of the Loans will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (ii) the funds used to repay the Loans are not derived from any unlawful activity; and (iii) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws.
7.CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT
The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
7.1First Loans and Letters of Credit.
7.1.1.Deliveries. On the Closing Date and immediately following consummation of the Acquisition, the Administrative Agent shall have received, or the Borrowers shall satisfy, each of the following in form and substance satisfactory to the Administrative Agent:
            (i)    Certified copies of the Acquisition Documents (including all amendments, supplements, schedules and exhibits thereto), which shall provide for an aggregate cash purchase price at closing not to exceed an amount of $190,000,000 (excluding Transaction Expenses and the Stock Consideration as provided in the Acquisition Documents);
(ii)Evidence satisfactory to the Administrative Agent that as of the Closing Date: (a) Total Funded Debt does not exceed $217,000,000.
(iii) A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects (except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material aspects as of such earlier date and (ii) to the extent that such representations and warranties are qualified as to materiality, in which case they shall be true and correct in all respects), (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent;
(iv)A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business;
(v)This Agreement and each of the other Transaction Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral;
(vi)A written opinion of counsel for the Loan Parties, dated the Closing Date, in form and substance acceptable to the Administrative Agent and its counsel;
(vii)Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee and lender loss payee;
(viii)Reserved;
(ix)A duly completed Compliance Certificate as of the last day of the fiscal quarter of Borrowers most recently ended prior to the Closing Date, signed by an Authorized Officer of Borrowers, setting forth pro-forma compliance with financial covenants as of the Closing Date;
(x)Audited financial statements of the Borrowers and the Borrowers’ Subsidiaries, prepared in accordance with GAAP, for the fiscal year ended December 31, 2021 or September 30, 2021, as applicable;
(xi)Evidence that any existing credit agreements, and the obligations thereunder, have been terminated, and all outstanding commitments and obligations thereunder have been paid and all Liens securing such obligations have been released;
(xii)A Lien search in acceptable scope and with acceptable results;
(xiii)Evidence of regulatory approvals and licenses necessary for the Loans and Acquisition and absence of any legal or regulatory prohibitions or restrictions on the financing or the Acquisition;
(xiv)Consummation of the Acquisition on terms and conditions as set forth in the Acquisition Documents, which shall not have been amended or any provisions thereof waived without the consent of the Administrative Agent;
(xv)A Borrowing Base Certificate prepared as of the last day of the month immediately preceding the Closing Date, establishing that the Maximum Borrowing Base as of the Closing Date is at least $47,000,000;
(xvi)Evidence of no Material Adverse Effect (as defined in the Equity Purchase Agreement) with respect to Grove since the date of the Equity Purchase Agreement;

(xvii)Evidence of no ERISA or labor matters affecting any Loan Party or any ERISA Affiliate;
(xviii)An executed landlord’s waiver or other lien waiver agreement from the lessor, warehouse operator or other applicable Person for each leased Collateral location as required under the Second Amended and Restated Security Agreement;
(xix)Receipt of a quality of earnings report in form and substance satisfactory to the Administrative Agent and the Lenders in their sole discretion;
(xx)Satisfactory diligence of all environmental, intellectual property, legal, regulatory and contingent liability matters and satisfactory diligence of all business and credit matters, in each case as determined by the Administrative Agent and the Lenders in their reasonable discretion;
(xxi)Satisfactory results of all “know your customer”, “anti-money laundering” and “OFAC” due diligence of the Borrowers and their Subsidiaries and certain officers and employees thereof as reasonably determined by the Administrative Agent and the Lenders, and compliance with all requirements of the USA Patriot Act and all Anti-Terrorism Laws; and
(xxii)Such other documents and conditions in connection with such transactions as the Administrative Agent may reasonably request.
7.1.2.Payment of Fees. The Borrowers shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Fee Letters or any other Loan Document.
7.2Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects (except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material aspects as of such earlier date and (y) to the extent that such representations and warranties are qualified as to materiality, in which case they shall be true and correct in all respects), (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, and (iv) the Administrative Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.
8.COVENANTS
The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1Affirmative Covenants.
8.1.1.Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.7 [Liquidations, Mergers, Consolidations] and, with respect to being so licensed or qualified, except as would not be reasonably expected to result in a Material Adverse Change. Following the ~~date hereof~~Closing Date, the Borrowers (a) shall cause the Dormant Subsidiaries to take no action (including incurring any liabilities, acquiring any assets, or engaging in any operations); and (b) shall within forty-five (45) calendar days following the Closing Date either: (i) complete the liquidation and dissolution of each Dormant Subsidiary, or (ii) deliver to the Administrative Agent (A) a signed Guarantor Joinder; (B) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate; and (C) documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in the equity interests of, and Collateral held by, any Dormant Subsidiary not liquidated and dissolved pursuant to clause (i).
8.1.2.Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
8.1.3.Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies covering the Collateral.
8.1.4.Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, except to the extent the failure to do so would not be reasonably expected to result in a Material Adverse Change.

8.1.5.Visitation Rights.
        (i)    Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and, subject to the proviso at the end of paragraph (ii) of this Section 8.1.5, at such times and as often as any of the Administrative Agent may reasonably request, provided that the Administrative Agent shall provide the Borrowers with reasonable notice prior to any visit or inspection.
        (ii)    The Administrative Agent shall have the right, at any time and from time to time, upon reasonable prior notice, to conduct field audits, examinations or appraisals with respect to the Collateral and each Loan Party’s accounts receivable, inventory, business and operations, as and when the Administrative Agent reasonably deems necessary or appropriate, in its sole discretion; provided, that in the absence of a Potential Default, the right of the Administrative Agent to conduct visitations, inspections, field audits, examinations and appraisals shall be limited to conducting a maximum of two (2) visitations, inspections, field audits, examinations or appraisals during any twelve (12) month period (except that the Administrative Agent shall conduct a field audit, examination or appraisal in connection with the joinder of a new “Borrower” or “Guarantor” hereunder).
        (iii)    The costs incurred by the Administrative Agent in connection with any such visit, inspection, field audit, examination or appraisal shall be borne by the Borrower and payable upon demand. However, in the absence of an Event of Default, the Borrower’s maximum liability for visitation, inspection, field audit, examination and appraisal costs and expenses shall be limited to the costs and expenses of only two (2) visitations, inspections, field audits, examinations or appraisals conducted during any twelve (12) month period (unless the Administrative Agent shall conduct a field audit, examination or appraisal in connection with the joinder of a new “Borrower” or “Guarantor” hereunder, in which event the Borrowers shall be liable for the costs and expenses of such field audit, examination or appraisal as well). Any and all field audits, examinations or appraisals conducted following and during the continuance of an Event of Default shall be at the Borrowers’ cost and expense, with the foregoing limitation on maximum costs and expenses being inapplicable during such period.
        (iv)    Notwithstanding anything to the contrary in this Section 8.1.5 [Visitation Rights], none of the Borrowers or any of their respective Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information (unless the recipient of such document, information or other matter is subject to confidentiality obligations reasonably acceptable to the Borrowers), (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney-client privilege or constitutes attorney work product.

8.1.6.Keeping of Records and Books of Account; Depository Accounts.
        (a)    Holdings shall, and shall cause each of its Subsidiaries to, maintain and keep proper books of record and account which enable Holdings to issue consolidated financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over Holdings or any of its Subsidiaries, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
            (b)    Each of the Loan Parties shall establish and maintain at FNB its primary treasury and depository accounts, including money market accounts, sweep accounts and certificates of deposit.

8.1.7.Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, except to the extent the failure to do so would not result in a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.
8.1.8.Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral and all other real and personal property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral. In addition to the foregoing, within ten (10) Business Days of the Administrative Agent’s request, each Loan Party shall execute and deliver to the Administrative Agent all documents or materials necessary or appropriate in order to comply with the Assignment of Claims Act (the “Government Contract Assignments”) in connection with each Government Contract required to be assigned to the Administrative Agent by the Administrative Agent. The Loan Parties acknowledge that the Lenders will be irreparably harmed if any Loan Party fails or refuses to execute and deliver to the Administrative Agent any Government Contract Assignment as and when required pursuant to this Section 8.1.8, and that the Lenders have no adequate remedy at law. In such event, the Loan Parties agree that the Administrative Agent shall be entitled, in addition to all other rights and remedies available to the Administrative Agent and the Lenders, to injunctive or other equitable relief to compel the Loan Parties’ full compliance with the requirements of this Section 8.1.8. All costs and expenses incurred in connection with the Government Contract Assignments shall be borne solely by the Borrowers. The Loan Parties shall notify the Administrative Agent of any changes in the information provided in any Beneficiary Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

8.1.9.Anti-Terrorism Laws. None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.
8.1.10.Reserved.
8.1.11.Maintenance of Patents, Trademarks, Etc. Each Loan Party shall maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property (for, as applicable, their statutory term) to the extent necessary for the ownership and operation of its properties and business if the failure so to maintain the same would reasonably be expected to result in a Material Adverse Change.
8.1.12.Pension Plans and the ESOP. The Loan Parties shall, and shall cause each ERISA Affiliate to, comply with ERISA, the Code and other applicable Laws applicable to Pension Plans and the ESOP except where such failure, alone or in conjunction with any other failure, would not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Loan Parties shall cause all of their Pension Plans and all Pension Plans maintained by any ERISA Affiliate to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each ERISA Affiliate to make, in a timely manner, all contributions due to Pension Plans and Multiemployer Plans.
8.1.13.Subordination of Intercompany Loans. Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of an intercompany subordination agreement in form and substance satisfactory to the Administrative Agent (the “Intercompany Subordination Agreement”).
8.1.14.Additional Collateral. (i) With respect to any Collateral acquired after the Closing Date by any Loan Party (other than any property described in paragraph (ii) or (iii) below) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien under the Second Amended and Restated Security Agreement, the Borrowers shall and shall cause such Loan Party to do the following within ten (10) Business Days after the date of acquisition: (A) execute and deliver to the Administrative Agent such amendments to the Second Amended and Restated Security Agreement or such other Second Amended and Restated Security Documents as the Administrative Agent reasonably requests in order to grant Prior Security Interests to the Administrative Agent for the benefit of the Lenders in in such property, (B) take all actions reasonably requested by the Administrative Agent and required by the Second Amended and Restated Security Documents to grant to the Administrative Agent, for the benefit of the Lenders, a Prior Security Interests in the United States in such property (subject to Permitted Liens), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Second Amended and Restated Security Documents or by law or as may be reasonably requested by the Administrative Agent and (C) execute, as applicable, and deliver to the Administrative Agent documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate.
    (ii)    With respect to any new Domestic Subsidiary created or acquired directly by a Loan Party after the Closing Date, (including as a result of any Delaware LLC Division), the Borrowers agrees, and agrees to cause such Domestic Subsidiary and Loan Party, as appropriate, to do the following within five (5) Business Days after the date of the date of such Subsidiary’s acquisition or filing of such Subsidiary’s organizational document, as applicable: (A) execute and deliver to the Administrative Agent such amendments to the Second Amended and Restated Guaranty Agreement and Second Amended and Restated Security Documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Prior Security Interest (subject to Permitted Liens) in the Capital Stock of such new Domestic Subsidiary that is owned by any Loan Party, (B) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (C) cause such new Domestic Subsidiary (1) to become a party to the Second Amended and Restated Guaranty Agreement and Second Amended and Restated Security Documents as a grantor and Subsidiary Guarantor and (2) to take such actions reasonably necessary and required by the Second Amended and Restated Security Documents to grant to the Administrative Agent for the benefit of the Lenders a Prior Security Interest (subject to Permitted Liens) in the Collateral in the United States as described in the Second Amended and Restated Security Documents with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Second Amended and Restated Security Documents or by law or as may be reasonably requested by the Administrative Agent, and (D) execute, as applicable, and deliver to the Administrative Agent documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate. Notwithstanding the foregoing, if the only material asset of a Domestic Subsidiary is the Capital Stock of a Foreign Subsidiary and the joinder of such Domestic Subsidiary to the Second Amended and Restated Guaranty Agreement and Second Amended and Restated Security Documents, in the good faith judgment of the Borrowers, is likely to result in adverse tax consequences to the Borrowers under Section 956 of the Code, then such Domestic Subsidiary (an “Excluded Domestic Subsidiary”) shall not be required to so join while such condition exists.
(iii)    With respect to any new direct Foreign Subsidiary created or acquired after the Closing Date by any Loan Party, the Borrowers agree, and agree to cause their respective Domestic Subsidiaries to do the following within ten (10) Business Days after the date of the date of such Foreign Subsidiary’s acquisition or filing of such Foreign Subsidiary’s organizational document, as applicable: (A) execute and deliver to the Administrative Agent such amendments to the Second Amended and Restated Pledge Agreement as the Administrative Agent reasonably deems reasonably necessary to grant to the Administrative Agent, for the benefit of the Lenders, a Prior Security Interest (subject to Permitted Liens) in the Capital Stock of such new Foreign Subsidiary that is owned by any such Loan Party (provided that in no event shall more than (i) 100% of the total non-voting outstanding Capital Stock and (ii) 65% of the total outstanding Capital Stock of any such new Foreign Subsidiary be required to be so pledged), (B) deliver to the Administrative Agent the certificates, if any, representing such pledged Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be reasonably requested by the Administrative Agent, to perfect the Administrative Agent’s security interest therein, and (C) execute, as applicable, and deliver to the Administrative Agent documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate.
8.1.15.Post-Closing Matters.     Within the time periods set forth in Schedule 8.1.15 [Post-Closing Matters] (as such periods may be extended by the Administrative Agent in its discretion), the Loan Parties shall have duly executed and delivered each of the documents, agreements, and instruments and taken all other actions as set forth on such Schedule.
8.2Negative Covenants.
8.2.1.Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
(i)Indebtedness under the Loan Documents;
(ii)Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;
(iii)Indebtedness secured by Permitted Liens;
(iv)Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to an Intercompany Subordination Agreement, except that no Loan Party shall have any Indebtedness to Holdings, except for Investments permitted by Section 8.2.4 [Loans and Investments];
(v)Any (i) Lender Provided Interest Rate Hedge, (ii) other Interest Rate Hedge approved by the Administrative Agent or (iii) Indebtedness under any Other Lender Provided Financial Services Product; provided, however, the Loan Parties and their Subsidiaries shall enter into a Lender Provided Interest Rate Hedge or another Interest Rate Hedge only for hedging (rather than speculative) purposes;
(vi)Indebtedness representing deferred compensation to employees of Holdings or any of its Subsidiaries incurred in the ordinary course of business;

(vii)Indebtedness to current or former officers, directors, managers, consultants and employees to finance the purchase or redemption of Capital Stock of a Borrower (or any direct or indirect parent thereof) permitted by Section 8.2.5 [Dividends and Related Distributions], in an aggregate amount not to exceed $100,000;
(viii)Indebtedness incurred by a Borrower or any of its Subsidiaries in connection with any Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting contingent indemnification obligations or other similar adjustments;
(ix)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business and not in excess of unpaid costs and related interest costs;
(x)Guaranties of (A) Indebtedness permitted hereunder and (B) leases (other than capitalized leases) or other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(xi)Indebtedness in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit, Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, netting services, check endorsement guarantees and otherwise in connection with deposit accounts or cash management services, in each case, in the ordinary course of business, and Article 4 customary trade arrangements with customers consistent with past practices; and
(xii)Unsecured Indebtedness in an aggregate principal amount for all Loan Parties at any time outstanding not to exceed $500,000.
8.2.2.Liens; Lien Covenants. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.
8.2.3.Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder, but no Loan Party shall guaranty Indebtedness of Holdings.

8.2.4.Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any Investment, or agree, become or remain liable to make any Investment, except:
(i)Investments arising from trade credit extended on usual and customary terms in the ordinary course of business;
(ii)loans and advances to officers, directors and employees of the Borrowers or any of their respective Subsidiaries to meet expenses incurred by such officers, directors and employees in the ordinary course of business, which loans and advances shall not exceed at any time $500,000 in the aggregate;
(iii)Permitted Investments;
(iv)(A) Investments by Holdings or any of its Subsidiaries in a Loan Party (other than Holdings), and (B) Investments in Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent) in accordance with Section 8.2.5(ii);
(v)Interest Rate Hedges permitted by Section 8.2.1(vi);
(vi)Investments to the extent that payment for such Investments is made solely with Capital Stock of Holdings (or by any direct or indirect parent thereof) and the issuance and/or transfer of such Capital Stock is otherwise permitted pursuant to the terms of this Agreement;
(vii)Investments held by a Subsidiary acquired after the Closing Date or of a Person merged with or into a Borrower or merged or consolidated with a Subsidiary of a Borrower in accordance with Section 8.2.7 [Liquidations, Mergers, Consolidations] after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation and so long as none of the Loan Parties or any of their Subsidiaries has any liability or other obligation with respect to such Investments;
(viii)Investments, including Investments in Permitted Joint Ventures, that do not exceed in the aggregate at any time outstanding an amount equal to $1,000,000; and
(ix)the Acquisition.

8.2.5.Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of Capital Stock or on account of the purchase, redemption, retirement or acquisition of Capital Stock (other than dividends or distributions payable solely in Capital Stock) (each, a “Restricted Payment”), except:

(i)    Restricted Payments payable to another Loan Party (other than Holdings);

(ii)    Restricted Payments paid to Holdings on account of the following:

(A)     to pay (a) corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses) of Holdings, which are attributable to the ownership or operations of the Loan Parties and (b) other corporate overhead costs and expenses of Holdings, including any costs incurred in any way in connection with the Acquisition;
(B)    to pay franchise taxes and other fees, taxes and expenses actually incurred and required to maintain the corporate existence of Holdings; and
(C)    for any taxable period in which the Loan Parties or any of their Subsidiaries is a member of a consolidated, combined or similar income tax group of which Holdings is the common parent (a “Tax Group”), to pay an allocable portion of such federal, foreign, state and local income Taxes of such Tax Group that is actually incurred and attributable to such Loan Parties and Subsidiaries; provided, however, that such Restricted Payments shall not exceed the lesser of (x) the amount of the relevant tax that such Loan Parties would owe if such Loan Parties were filing a separate tax return (or a separate consolidated tax return with their respective Subsidiaries that are members of such consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of such Loan Parties and such Subsidiaries and (y) the net amount of the relevant tax that Holdings actually owes to the appropriate taxing authority; provided further that any Restricted Payments received by Holdings from any Loan Party pursuant to this clause (C) shall be paid over to the appropriate taxing authority within 60 days of receipt by Holdings thereof.
(iii)    the Borrowers may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of a Borrower (or of any such direct or indirect parent of the Borrower) by any future, present or former employee, director, officer, manager or consultant of such Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any future, present or former employee, director, officer, manager or consultant of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Borrower (or of any direct or indirect parent of the Borrower) in connection with any such repurchase, retirement or other acquisition or retirement); provided, however, that (x) the aggregate amount of Restricted Payments made under this clause (iii) in connection with the death of any such Person shall be limited to the cash proceeds received from any key man life insurance with respect to the Person whose Capital Stock is being redeemed and (y) the aggregate amount of any other Restricted Payments made under this clause (iii) shall not exceed in any fiscal year of $2,000,000;
(iv)    non-cash Restricted Payments consisting of repurchases of Capital Stock in Holdings or any of its Subsidiaries deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; and
(v)    Restricted Payments consisting of the repurchase by DLH Holdings Corp. of its Capital Stock in an aggregate amount not to exceed $2,000,000; provided, however, immediately prior to and following each such repurchase no Default or Event of Default shall exist or result therefrom.
8.2.6.Changes in Acquisition Documents.
(i)    Holdings shall not, and the Subsidiary Borrowers shall not permit Holdings to, amend or modify any provisions of any of the Acquisition Documents without providing at least fifteen (15) calendar days’ prior written notice to the Administrative Agent and the Lenders, and obtaining the prior written consent of the Required Lenders.
(ii)    Except as contemplated by Section 8.2.19 [Payments Under Acquisition Documents], the Borrowers shall not directly or indirectly make any payment under any of the Acquisition Documents which would violate the provisions of any of the Acquisition Documents or the Loan Documents.
8.2.7.Liquidations, Mergers, Consolidations. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation (including, in each case, pursuant to a Delaware LLC Division); provided that (i) any Loan Party other than a Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties, (ii) any Subsidiary of the Borrowers may liquidate, dissolve or wind-up its affairs and sell, convey, assign, lease, abandon or otherwise transfer or dispose of all of its assets if the Borrowers determines that such action is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and such action is otherwise permitted pursuant to Section 8.2.8 [Dispositions of Assets or Subsidiaries], (iii) any Subsidiary of the Borrowers may merge or consolidate with any other Person in connection with any transaction permitted pursuant to Section 8.2.8 [Dispositions of Assets or Subsidiaries], and (iv) the Borrowers may dissolve the Dormant Subsidiaries in accordance with Section 8.1.1 [Preservation of Existence, Etc.].
8.2.8.Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of (each, a “Disposition”), voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of Capital Stock of a Subsidiary of such Loan Party), (including, in each case, pursuant to a Delaware LLC Division), except:
(i)    any Disposition involving the sale of inventory in the ordinary course of business;
(ii)    any Disposition of assets or property in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;
(iii)    any Disposition constituting an Investment permitted under Section 8.2.4 [Loans and Investments];
(iv)    any Disposition of assets or property in the ordinary course of business which are replaced by substitute assets or property acquired or leased; provided such substitute assets or property are subject to the Lenders’ Prior Security Interest;
(v)    any Disposition of Permitted Investments in the ordinary course of business which are replaced by substitute Permitted Investments; provided such substitute Permitted Investments are subject to the Lenders’ Prior Security Interest;
(vi)    any Disposition in connection with a Recovery Event;

(vii)    Dispositions of accounts receivable in connection with the collection, settlement or compromise thereof, in each case in a manner consistent with past practice;

(viii)    Dispositions of Investments in Permitted Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the Permitted Joint Venture parties set forth in joint venture arrangements and similar binding arrangements;

(ix)    the unwinding of any Lender Provided Interest Rate Hedge;

(x)    leases, subleases, licenses or sublicenses entered into in the ordinary course of business, in each case which do not materially interfere with the business of Holdings and its Subsidiaries;

(xi)    Other Dispositions that do not exceed $500,000 in the aggregate in any fiscal year; and

(xii)    any Disposition, other than those specifically excepted pursuant to clauses (i) through (xi) above (which, notwithstanding anything herein to the contrary, shall be subject to all of the other provisions hereof, including Section 5.7.1 [Sale of Assets]), which is approved by the Required Lenders so long as the after-tax proceeds (as reasonably estimated by the Borrowers) are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of Section 5.7.1 [Sale of Assets] above.
    For the avoidance of doubt, nothing in this Section 8.2.8 shall prohibit or restrict Holdings from selling, transferring, or otherwise entering into any agreement to do so, with respect to any shares of its Capital Stock or Equity Interests.

8.2.9.Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person), except the following (and only if such transaction is not otherwise prohibited by any other provision of this Agreement):
(i)any transaction that is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law, including those transactions set forth on Schedule 8.2.9;
(ii)the Acquisition and payment of the Transaction Expenses as of the Closing Date;
(iii)Restricted Payments permitted under Section 8.2.5 [Dividends and Related Distributions] and prepayments of Indebtedness permitted under Sections 8.2.6 [Changes in Acquisition Documents] or 8.2.19 [Payments Under Acquisition Documents]; and
(iv)Payments to or from, and transactions with, any Permitted Joint Venture in the ordinary course of business solely in connection with the purchase and sale of goods or services.
8.2.10.Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent (A) a signed Guarantor Joinder; (B) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate; and (C) documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in the equity interests of, and Collateral held by, such Subsidiary. Each of the Loan Parties shall not become or agree to become a party to a Joint Venture, except for a Permitted Joint Venture.
8.2.11.Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage directly or indirectly in any business other than the business in which such Loan Party and its Subsidiaries are engaged as of the Closing Date, and no such Loan Party or Subsidiary shall permit any material change in such business. None of the Loan Parties or Subsidiaries of any Loan Party shall become an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940.
8.2.12.Fiscal Year. The Borrowers shall not, and shall not permit any Subsidiary of the Borrowers to, change its fiscal year from the twelve-month period beginning on October 1 and ending September 30.
8.2.13.[Reserved].
8.2.14.Changes in Organizational Documents. Except as otherwise expressly permitted in accordance with the Second Amended and Restated Security Agreement, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least thirty (30) calendar days’ prior written notice to the Administrative Agent and the Lenders (or such shorter period as agreed to by the Administrative Agent) and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.
8.2.15.Minimum Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio, ~~calculated~~ as of the end of ~~each~~any fiscal quarter ~~for the four (4) fiscal quarters then ended~~during the term of this Agreement (commencing with the fiscal quarter ending December 31, ~~2022~~2024)~~,~~  to be less than ~~1.25 to 1.00.~~the ratio set forth below for the periods specified below:

Period	Fixed Charge Coverage Ratio

From December 31, 2024, through and including fiscal quarter ending March 31, 2025	1.25 to 1.00
From fiscal quarter ending June 30, 2025, through and including fiscal quarter ending September 30, 2025	1.15 to 1.00
From fiscal quarter ending December 31, 2025, through and including fiscal quarter ending March 31, 2026	1.05 to 1.00
From fiscal quarter ending June 30, 2026, through and including fiscal quarter ending September 30, 2026	1.10 to 1.00
From fiscal quarter ending December 31, 2026, through and including the Expiration Date	1.25 to 1.00

8.2.16.Maximum Total Leverage Ratio. The Borrowers shall not permit the Total Leverage Ratio as of the end of any fiscal quarter during the term of this Agreement (commencing with the fiscal quarter ending December 31, ~~2022~~2024) to exceed the ratio set forth below for the periods specified below:

Period	Total Leverage Ratio
~~From December 31, 2022, through and including fiscal quarter ending December 31, 2023~~	~~4.50 to 1.00~~

From ~~fiscal quarter ending March~~December 31, 2024, through and including fiscal quarter ending June 30, ~~2024~~2025	~~4.25~~4.50 to 1.00
~~From fiscal quarter ending September 30, 2024, through and including fiscal quarter ending December 31, 2024~~	~~3.75 to 1.00~~
From fiscal quarter ending ~~March 31~~September 30, 2025, through and including fiscal quarter ending ~~June 30~~March 31, ~~2025~~2026	~~3.25~~4.75 to 1.00
From fiscal quarter ending ~~September~~June 30, ~~2025~~2026, through and including fiscal quarter ending December 31, ~~2025~~2026	~~2.75~~4.50 to 1.00
From fiscal quarter ending March 31, ~~2026~~2027, through and including ~~fiscal quarter ending June 30, 2026~~the Expiration Date	~~2.50~~4.25 to 1.00
~~From fiscal quarter ending September 30, 2026, and thereafter~~	~~2.00 to 1.00~~

8.2.17.Reserved.
8.2.18.Limitation on Negative Pledges. Each of the Loan Parties shall not, and shall not permit any Subsidiary, to enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Loan Party or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement and the other Loan Documents (b) with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of assets permitted under this Agreement of all or substantially all of the equity interests or assets of such Subsidiary, (c) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions restricting assignment of any licensing agreement (in which a Loan Party or its Subsidiaries are the licensee) with respect to a contract entered into by a Loan Party or its Subsidiaries in the ordinary course of business and (e) customary provisions restricting subletting, sublicensing or assignment of any intellectual property license or any lease governing any leasehold interests of a Loan Party and its Subsidiaries.
8.2.19.Payments Under Acquisition Documents. No Loan Party shall make any payment under any of the Acquisition Documents to (or on behalf of) any of the Seller, Seller’s Affiliates or Seller’s Representatives (as each such term is defined therein), or any assignee thereof, except as set forth in the Acquisition Documents (for the avoidance of doubt, it is agreed that the Loan Parties shall repay the notes specified in the disclosure schedule to the Acquisition Documents).
8.3Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent:
8.3.1.Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of Holdings, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, retained earnings, and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
8.3.2.Annual Financial Statements. As soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Holdings, financial statements of Holdings consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Administrative Agent and the Lenders substantially to the effect that, based upon their ordinary and customary examination of the affairs of Holdings, performed in connection with the preparation of such consolidated financial statements, and in accordance with GAAP, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof.
8.3.3.Backlog Report. Within forty-five (45) calendar days after the close of each of the first three fiscal quarters of Holdings’ fiscal year and within ninety (90) calendar days after the close of the fourth fiscal quarter of Holdings’ fiscal year, a summary and report of order backlog of the Borrowers and their Subsidiaries in a form consistent with the summaries and reports of order backlog delivered to the Administrative Agent on or prior to the Closing Date or otherwise reasonably acceptable to the Administrative Agent.
8.3.4.Certificate of the Borrowers. Commencing with the quarterly fiscal period ending December 31, 2022, and concurrently with the financial statements of Holdings furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrowers signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers, in the form of Exhibit 8.3.4.
8.3.5.Borrowing Base Certificate. Within twenty (20) calendar days after the end of each fiscal month of the Borrowers, or otherwise more frequently if requested by the Administrative Agent in its Permitted Discretion from time to time, including at the time of each Loan Request, the Administrative Borrower shall prepare and deliver to the Administrative Agent a Borrowing Base Certificate with respect to the Maximum Borrowing Base as of the date specified in such Borrowing Base Certificate, to be substantially in such form as the Administrative Agent may deliver for such purpose to the Borrowers from time to time hereafter (herein, a “Borrowing Base Certificate”), the statements in which, in each instance, shall be certified as to truth and accuracy by an Authorized Officer of the Borrowers.
8.3.6.Accounts Receivable Aging. Within twenty (20) calendar days after the end of each fiscal month of the Borrowers, or otherwise more frequently if requested by the Administrative Agent in its Permitted Discretion from time to time, the Administrative Borrower shall prepare and deliver to the Administrative Agent a status report, certified by an Authorized Officer of Borrowers, showing the aggregate dollar value of the items comprising the Receivables and the age of each individual item thereof (segregating such items in such manner and to such degree as the Administrative Agent may request).
8.3.7.Notices.
8.3.7.1    Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.7.2    Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $1,000,000 or which if adversely determined would constitute a Material Adverse Change.
8.3.7.3    Organizational Documents. Within the time limits set forth in Section 8.2.14 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.
8.3.7.4    Erroneous Financial Information. Immediately in the event that the Borrowers or their accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Borrowers propose to take with respect thereto.
8.3.7.5    ERISA Event. Immediately upon the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the Borrowers or any Loan Party proposes to take with respect thereto.
8.3.7.6    Other Reports. Promptly upon their becoming available to Holdings or the Borrower:
(i)    Annual Budget. The annual budget and any forecasts or projections of the Borrowers, to be supplied not later than sixty (60) calendar days immediately following the commencement of the fiscal year to which any of the foregoing may be applicable;
(ii)    Management Letters. Any reports including management letters submitted to any of the Borrowers by independent accountants in connection with any annual, interim or special audit;
(iii)    Reportable Compliance Event. The occurrence of a Reportable Compliance Event; and

(iv)    Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.
8.3.7.7    Notices Acquisition Documents. At the same time sent or provided to the Seller, Seller’s Affiliates or Seller’s Representatives (as each such term is defined in the Equity Purchase Agreement) under the Acquisition Documents, all notices and reports provided under the Acquisition Documents (unless already provided pursuant to any other provision of this Section 8.3).

9.DEFAULT
9.1Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
9.1.1.Payments Under Loan Documents. The Borrowers shall fail to pay: (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or any Reimbursement Obligation or Letter of Credit or Obligation on the date on which such principal or other amount becomes due in accordance with the terms hereof or thereof, or (ii) any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents within two (2) calendar days of the date on which such interest becomes due in accordance with the terms hereof or thereof;
9.1.2.Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
9.1.3.Breach of Negative Covenants or Visitation Rights. Any of the Loan Parties shall default in the observance or performance of any covenant contained in (A) Section 8.1.5 [Visitation Rights] and such breach shall continue unremedied for a period of five (5) Business Days from the earlier to occur of (i) any Loan Party obtaining knowledge of the occurrence of such event and (ii) the date when notice to the defaulting party by the Administrative Agent is deemed effective hereunder or (B) Section 8.2 [Negative Covenants];
9.1.4.Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) calendar days from the earlier to occur of (i) any Loan Party obtaining knowledge of the occurrence of such event and (ii) receipt of notice to the defaulting party by the Administrative Agent (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties);
9.1.5.Defaults in Other Agreements or Indebtedness. A default or event of default shall occur (after giving effect to the cure periods, if any, applicable thereto) at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $500,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any

Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;
9.1.6.Reserved.
9.1.7.Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $1,000,000 in the aggregate (excluding liabilities to the extent paid or covered by insurance as to which the relevant insurance company has not disputed coverage) shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) calendar days from the date of entry;
9.1.8.Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;
9.1.9.Events Relating to Pension Plans and Multiemployer Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Loan Party or an ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000;
9.1.10.Change of Control. A Change of Control shall occur.
9.1.11.Holding Company Status. Holdings shall (a) engage in any business or activity other than complying with its obligations under the Loan Documents and under any agreements governing the terms and relative rights of its Capital Stock, compliance with applicable Law, ownership of the Capital Stock of the Subsidiary Borrowers and activities incidental thereto, (b) own any assets other than the Capital Stock of the Subsidiary Borrowers, cash and Cash Equivalents and de minimis amounts of other assets incidental to the conduct of its business, or (c) contract, create, incur, assume or suffer to exist any Indebtedness other than Indebtedness arising pursuant to the Loan Documents and other Indebtedness permitted hereunder.
9.1.12.Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive calendar days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief

Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature.
9.1.13.Debarment. With respect to any Loan Party, the occurrence of any debarment or suspension from contracting or subcontracting with the Government.
9.1.14.Issuance of Adverse Order; Etc. The issuance to any Loan Party of (i) any cure notice, show-cause notice, or notice of whole or partial termination, for default or alleged default, under any contract which is either a contract with the Government or is a subcontract (at any tier) which is related to a contract between a third party and the Government, and such notice is not revoked, rescinded, withdrawn, stayed, reversed or similarly resolved within sixty (60) calendar days of issuance; (ii) any written notification of cost, schedule, technical or quality problems that could reasonably result in claims against a Loan Party (or successors in interest) by the Government, a prime contractor or a higher-tier subcontractor in excess of $250,000, individually or in the aggregate; (iii) any written notification that the Government intends to seek such Loan Party’s agreement to lower rates under any of the Government Contracts, including any task order under any Government Contracts, in excess of $250,000, individually or in the aggregate; (iv) any written notification of any actual or alleged violation or breach of any statute, regulation, representation, certification, disclosure obligation, contract term, condition, clause, provision or specification by any Loan Party that could reasonably be expected to affect payments under Government Contracts or adversely affect the award of Government Contracts to such Loan Party in the future, and such notification is not revoked, rescinded, withdrawn, stayed, reversed, or similarly resolved within sixty (60) calendar days of issuance; (v) any written or oral notice of any outstanding claims or contract disputes to which such Loan Party is a party relating to the Government Contracts under the Contract Disputes Act or any other federal statute, and such notification is not revoked, rescinded, withdrawn, stayed, reversed, or similarly resolved within sixty (60) calendar days of issuance; (vi) any negative determination of responsibility with respect to any quotation, bid or proposal submitted to the Government by such Loan Party; or (vii) any notice of any audit, inspection, survey or examination of records by the Government relating to any Government Contract and involving fraud, deception, dishonesty, willful misconduct, or criminal activity by such Loan Party, and such notification is not revoked, rescinded, withdrawn, stayed, reversed, or similarly resolved within thirty (30) calendar days of issuance.
9.2Consequences of Event of Default.
9.2.1.Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.11, 9.1.13, or 9.1.14 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grant to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and
9.2.2.Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
9.2.3.Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section 9.2.3 [Set-off] are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and
9.2.4.Application of Proceeds.
From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been Paid In Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:
First, to payment of that portion of the Obligations constituting fees (other than Unused Line Fees and Letter of Credit Fees), indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Unused Line Fees and Letter of Credit Fees) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Unused Line Fees, Letter of Credit Fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit; and
Last, the balance, if any, to the Loan Parties or as required by Law.
10.THE ADMINISTRATIVE AGENT
10.1Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints FNB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.3Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith,

(iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.4Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
10.6Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) calendar days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.6 [Resignation of Administrative Agent]). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 [The Administrative Agent] and Section 12.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
If FNB resigns as Administrative Agent under this Section 10.6, FNB shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of FNB as the retiring Issuing Lender and Administrative Agent and FNB shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by FNB, if any, outstanding at the time of such succession or make other arrangement satisfactory to FNB to effectively assume the obligations of FNB with respect to such Letters of Credit.
10.7Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Administrative Agent or Lenders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.
10.9Fees. Holdings shall pay certain nonrefundable fees (the “Administrative Fees”) to the parties specified in each of (i) the Confidential Fee Letter, dated as of October 28, 2022 ~~and~~, (ii) the Fee and Syndication Letter, dated as of October 28, 2022, and (iii) the Amendment No. 1 Fee Letter, dated as of November [6], 2024 (collectively, the “Fee Letters”), and in such amounts determined in accordance with the terms set forth in the Fee Letters.
10.10Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.8 [Dispositions of Assets or Subsidiaries] or 8.2.7 [Liquidations, Mergers, Consolidations], and (ii) any Guarantor from its obligations under the Second Amended and Restated Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.8 [Dispositions of Assets or Subsidiaries] or 8.2.7 [Liquidations, Mergers, Consolidations].
10.11No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
11.GOVERNMENT CONTRACTING PROVISIONS
11.1Representations Regarding Government Contracts. Each Loan Party represents and warrants that, as of the date of this Agreement, except as set forth in Schedule 11.1 hereto, and for periods after the date of this Agreement, except as disclosed in writing to the Administrative Agent: (i) no Loan Party has received written notification of cost, schedule, technical or quality problems that could reasonably result in claims against a Loan Party (or successors in interest) by the Government, a prime contractor or a higher-tier subcontractor in excess of $2,000,000, individually or in the aggregate; (ii) there are no Government Contracts pursuant to which any Loan Party is reasonably likely to experience cost, schedule, technical or quality problems that could reasonably result in claims against such Loan Party (or successors in interest) by the

Government, a prime contractor or a higher-tier subcontractor in excess of $2,000,000, individually or in the aggregate; (iii) all of the Government Contracts were legally awarded, are binding on the parties thereto, and are in full force and effect; (iv) to the knowledge of the Loan Parties, the Government Contracts are not currently the subject of bid or award protest proceedings, and no Government Contracts are reasonably likely to become the subject of bid or award protest proceedings; and (v) to the knowledge of the Loan Parties, no Person has notified any Loan Party that the Government intends to seek such Loan Party’s agreement to lower rates under any of the Government Contracts, including any task order under any Government Contracts, in excess of $500,000, individually or in the aggregate (for the purpose of clarity, the foregoing clause (v) shall exclude circumstances where a Loan Party notifies the Government of its conclusion that certain provisional rates under a Government Contract should be reduced as part of such Loan Party’s ordinary review process).
11.2Compliance. Each Loan Party represents and warrants that, as of the date of this Agreement, except as set forth in Schedule 11.2 hereto, and for periods after the date of this Agreement, except as disclosed in writing to the Administrative Agent: (i) each Loan Party has fully complied in all material respects with all terms and conditions of each Government Contract to which it is a party; (ii) each Loan Party has complied in all material respects with all statutory and regulatory requirements, including the Service Contract Act, the Contract Disputes Act, the Procurement Integrity Act, the Federal Procurement and Administrative Services Act, the Federal Acquisition Regulations (“FAR”) and related cost principles and the Cost Accounting Standards, where and as applicable to each of the Government Contracts; (iii) no termination for default, cure notice or show cause notice has been issued and remains unresolved with respect to any Government Contract, and no event, condition or omission has occurred or exists that would constitute grounds for such action; (iv) no past performance evaluation received by any Loan Party with respect to any such Government Contract has set forth a default or other failure to perform thereunder or termination or default thereof; and (v) no money due to any Loan Party pertaining to any Government Contract has been withheld or set-off as a result of any claim(s) made against such Loan Party involving amounts in excess of $2,000,000, individually or in the aggregate which, in the case of the matters set forth in clauses (iii), (iv) and (v) of this paragraph would result in a Material Adverse Change.
11.3Notices of Breach. Each Loan Party represents and warrants that, as of the date of this Agreement, except as set forth in Schedule 11.3 hereto, and for periods after the date of this Agreement, except as disclosed in writing to the Administrative Agent, with respect to the Government Contracts, neither the Government, a prime contractor nor higher-tier subcontractor under a Government Contract or, to the knowledge of the Loan Parties, any other Person has notified any Loan Party of any actual or alleged violation or breach of any statute, regulation, representation, certification, disclosure obligation, contract term, condition, clause, provision or specification that could reasonably be expected to affect payments under Government Contracts or adversely affect the award of Government Contracts to such Loan Party in the future.
11.4Potential Liability. Each Loan Party represents and warrants that, as of the date of this Agreement, and for periods after the date of this Agreement, except as disclosed in writing to the

Administrative Agent, no Loan Party has taken any action and is not a party to any litigation that could reasonably be expected to give rise to (i) liability under the False Claims Act, (ii) a claim for price adjustment under the Truth in Negotiations Act, or (iii) to the knowledge of the Loan Parties, any other written request for a reduction in the price of any Government Contract, including claims based on actual or alleged defective pricing. There exists no basis for a claim against any Loan Party in excess of $1,000,000, individually or in the aggregate, by the Government as a result of defective cost and pricing data submitted to the Government. No Loan Party is participating in any pending claim and no Loan Party is aware of any potential claim under the Contract Disputes Act against the United States Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government bid. Except as set forth in Schedule 11.4 hereto, no Loan Party has received any written or, to the knowledge of the Loan Parties, oral notice of any outstanding claims or contract disputes to which such Loan Party is a party relating to the Government Contracts under the Contract Disputes Act or any other federal statute.
11.5Defaults on Government Contracts. Each Loan Party represents and warrants that, as of the date of this Agreement, except as set forth in Schedule 11.5 hereto, and for periods after the date of this Agreement, except as disclosed in writing to the Administrative Agent: (i) no Loan Party has received any written or, to the knowledge of the Loan Parties, any oral, show cause, cure, default or similar notice relating to any Government Contract; and (ii) no Government Contract has been terminated for default in the past two (2) years.
11.6Suspension, Debarment. Each Loan Party represents and warrants that, as of the date of this Agreement, except as set forth on Schedule 11.6 hereto, and for periods after the date of this Agreement, except as disclosed in writing to the Administrative Agent, no Loan Party has ever been, and is not now, suspended, debarred or proposed for suspension or debarment from bidding on any Government Contract. No suspension or debarment actions with respect to Government Contracts have been commenced or, to the knowledge of the Loan Parties, threatened against any Loan Party or any of its officers or employees. There is no valid basis for any Loan Party’s suspension or debarment from bidding on contracts or subcontracts for or with the Government. No cure notice or show cause notice has been issued to any Loan Party and remains outstanding.
11.7Negative Determinations of Responsibility. No negative determination of responsibility has been issued against any Loan Party with respect to any quotation, bid or proposal submitted to the Government in the past two (2) years.
11.8Audits, Reviews, Inspections, Investigations. Except as set forth in Schedule 11.8 hereto, in the last two (2) years, (i) no Loan Party has undergone and is not undergoing any audit, inspection, survey or examination of records by the Government relating to any Government Contract and involving fraud, deception, dishonesty, willful misconduct, criminal activity by such Loan Party, (ii) no Loan Party has received written notice of, and no Loan Party has undergone, any investigation or review relating to any Government Contract and involving fraud, deception, dishonesty, willful misconduct, criminal activity or any allegation thereof by such Loan Party, and (iii) no such audit, review, inspection, investigation, survey or examination of records is, to the knowledge of the Loan Parties, threatened. Except as set forth in Schedule 11.8 hereto, no Loan Party has received any official notice that (other than in the ordinary course of business) it is or was being specifically audited or investigated by the General Accounting Office, the Defense Contract Audit Agency of the United States Government, any state or federal agency Inspector General, the contracting officer with respect to any Government Contract, or the Department of Justice (including any United States Attorney). No Loan Party has received any written notice that any audit, review, inspection, investigation, survey or examination of records described in Schedule 11.8 hereto, has revealed any fact, occurrence or practice which could reasonably be expected to have a material adverse effect on the business, operations, profits, prospects, properties and condition (financial or otherwise) of any Loan Party.
11.9Internal Investigations and Disclosures. Each Loan Party represents and warrants that, as of the date of this Agreement, except as set forth in Schedule 11.9 hereto, and for periods after the date of this Agreement, except as disclosed in writing to the Administrative Agent, during the last two (2) years, (i) no Loan Party has conducted any internal investigation in connection with which such Loan Party has used any legal counsel, auditor, accountant or investigator in which the matter investigated related to any suspected, alleged or possible violation of a contract requirement, any apparent or alleged irregularity, misstatement or omission arising under or relating to a Government Contract, or any violation of law or regulation, and (ii) no Loan Party has made any disclosure to the Government or other customer or prime contractor or higher-tier subcontractor related to any suspected, alleged or possible violation of a contract requirement, any apparent or alleged irregularity, misstatement or omission arising under or relating to a Government Contract, or any violation of law or regulation.
11.10Government Investigations. Each Loan Party represents and warrants that, as of the date of this Agreement, and for periods after the date of this Agreement, except as disclosed in writing to the Administrative Agent: (i) no Loan Party has received any written notice that any Loan Party’s employees, consultants or agents is (or during the last two (2) years has been) under administrative, civil or criminal investigation or indictment by the Government with respect to the conduct of the business of such Loan Party.; and (ii) no Loan Party has received written notice of any, and there is no, pending investigation of any officer, employee or representative of any Loan Party, nor within the last two (2) years has there been any audit or investigation of any Loan Party or any officer, employee or representative of any Loan Party relating to the business of any Loan Party resulting in an adverse finding with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government bid.
11.11Internal Controls. Each Loan Party maintains systems of internal controls (including cost accounting systems, estimating systems, purchasing systems, proposal systems, billing systems and material management systems) that are in substantial compliance with all requirements of all of the Government Contracts and of applicable government laws and regulations, except as set forth in Schedule 11.11 hereto.

11.12Assignment of Contracts. No existing Government Contract, Commercial Contract or other Material Contract of any Loan Party (and no present or future interest of any Loan Party, in whole or in part, in, to or under any such Government Contract, Commercial Contract or Material Contract) is currently assigned, pledged, hypothecated or otherwise transferred to any Person (other than Liens in favor of the Administrative Agent), and all documentation necessary for compliance with the Assignment of Claims Act will be executed and delivered by the Loan Parties to the Administrative Agent in connection with each Government Contract required to be assigned pursuant hereto in accordance with Section 8.1.8 [Further Assurances] of this Agreement.
11.13Government Notices. If, at any time after the Closing Date, any Loan Party shall receive any letter, notice, subpoena, court order, pleading or other document issued, given or delivered by the Government, any prime contractor or by any Person acting for or on behalf of the Government or such prime contractor with respect to, or in any manner related to any alleged default, fraud, dishonesty, malfeasance or willful misconduct of any Loan Party, then such Loan Party shall deliver a true, correct and complete copy of such letter, notice, subpoena, court order, pleading or document to the Administrative Agent and the Administrative Agent’s counsel within five (5) Business Days of such Loan Party’s receipt thereof. Furthermore, if any Loan Party shall issue, give or deliver to the Government, any prime contractor or any Person acting for or on behalf of the Government or such prime contractor, any letter, notice, subpoena, court order, pleading or other document with respect to, or in any manner related to, or otherwise in response to any alleged default, fraud, dishonesty, malfeasance or willful misconduct of such Loan Party, then such Loan Party shall deliver a true, correct and complete copy of such letter, notice, subpoena, court order, pleading or other document to the Administrative Agent and the Administrative Agent’s counsel concurrent with such Loan Party’s issuance or delivery thereof to the Government, such prime contractor or any Person acting for or on behalf of the Government or such prime contractor. If any letter, notice, subpoena, court order, pleading or other document required to be delivered to the Administrative Agent and the Administrative Agent’s counsel pursuant to this Section 11.13 contains any information deemed “classified” by the Government and/or the dissemination of any such information to the Administrative Agent or the Administrative Agent’s counsel would result in such Loan Party violating any applicable Law, then such Loan Party shall deliver to the Administrative Agent and the Administrative Agent’s counsel a summary of such letter, notice, subpoena, court order, pleading or other document containing a summary thereof, but including only so much detail as can be included therein without violating any applicable Law.
12.MISCELLANEOUS
12.1Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:
12.1.1.Increase of Commitment. Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder without the consent of such Lender;
12.1.2.Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Unused Line Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Unused Line Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;
12.1.3.Release of Collateral or Guarantor. Except for sales of assets permitted by Section 8.2.8 [Dispositions of Assets or Subsidiaries], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Second Amended and Restated Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or
12.1.4.Miscellaneous. (A) Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions] or 5.3 [Sharing of Payments by Lenders], Section 9.2.4 [Application of Proceeds] or this Section 12.1 [Miscellaneous], alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or modify the definition of Required Lenders or (B) change any provision having the effect of changing the priority or pro rata treatment of any payments (including voluntary and mandatory prepayments), Liens, proceeds of Collateral or reductions in Commitments (including as a result in whole or in part of allowing the issuance or incurrence, pursuant to this Agreement or otherwise, of new loans or other Indebtedness having any priority over any of the Obligations in respect of payments, Liens, Collateral or proceeds of Collateral, in exchange for any Obligations or otherwise), in each case without the consent of all of the Lenders; provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 12.1.1 through 12.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
12.2No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.
12.3Expenses; Indemnity; Damage Waiver.
12.3.1.Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and, as necessary, one additional local counsel in each relevant jurisdiction) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each of the Joint Lead Arrangers (including the reasonable fees, charges and disbursements of counsel for each Joint Lead Arranger) as required by the terms of the Fee Letters and the Term Sheet attached hereto, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.
12.3.2.Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any

Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any aspect of the Acquisition, including the performance or nonperformance by the parties hereto of their respective obligations related to the Acquisition, (iii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) breach of representations, warranties or covenants of the Borrowers under the Loan Documents, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 12.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
12.3.3.Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay in cash in full any amount required under Sections 12.3.1 [Costs and Expenses] or 12.3.2 [Indemnification by the Borrowers] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.
12.3.4.Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each Loan Party and their Affiliates shall not assert, and each hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 12.3.2 [Indemnification by the Borrowers] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
12.3.5.Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
12.4Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
12.5Notices; Effectiveness; Electronic Communication.
12.5.1.Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 12.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 12.5.2 [Electronic Communications], shall be effective as provided in such Section.
12.5.2.Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested”

function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
12.5.3.Change of Address, Etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
12.6Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
12.7Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 12.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the ~~date hereof~~Closing Date and until Payment In Full.
12.8Successors and Assigns.
12.8.1.Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 12.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

12.8.2.Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (i)(A) of this Section 12.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the aggregate taking into account any assignment in respect of the Revolving Credit Commitment of the assigning Lender and the Term Loan of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:
(A)    the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)    the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)    Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.
(v)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [SOFR Unavailable; Etc.], 5.8 [Increased Costs], and 12.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.8.4 [Participations].
12.8.3.Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
12.8.4.Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 12.1.1 [Increase of Commitment], 12.1.2 [Extension of Payment, Etc.], or 12.1.3 [Release of Collateral or Guarantor]) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.4 [SOFR Unavailable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 12.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.8.5.Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
12.9Confidentiality.
12.9.1.General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their Obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
12.9.2.Sharing Information with Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of their Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 12.9.1 [General].

12.10Counterparts; Integration; Effectiveness.
12.10.1.Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
12.11CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
12.11.1.Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of Maryland without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to is conflict of laws principles.
12.11.2.SUBMISSION TO JURISDICTION. THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF THE COMMONWEALTH OF PENNSYLVANIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON

THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.
12.11.3.WAIVER OF VENUE. THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 12.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
12.11.4.SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
12.11.5.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.11.5 [WAIVER OF JURY TRIAL].
12.12 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.
12.13Amendment and Restatement. (a)    The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (i) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (ii) Grove hereby joins this Agreement on the terms and conditions applicable to Grove as set forth herein, and upon the execution and delivery of this Agreement, Grove shall have all of the rights and benefits, and hereby assumes all duties and obligations, including but not limited to all of the Obligations, applicable to Grove as a party to this Agreement; (iii) all Loans (as defined in the Existing Credit Agreement) and other Obligations (as defined in the Existing Credit Agreement) outstanding on the Closing Date immediately prior to effectiveness of this Agreement shall in all respects be continuing and shall be deemed to be Loans and Obligations outstanding hereunder on the terms set forth herein; (iv) the guarantees made to the lenders, the administrative agent and each other holder of the Obligations (as defined in the Existing Credit Agreement) under or in connection with the Existing Credit Agreement shall remain in full force and effect, and continued on the terms set forth herein, with respect to the Obligations (as defined herein) and are hereby reaffirmed (subject to any amendment and restatement or amendment thereof pursuant to the Loan Documents (as defined herein)); and (v) the security interests and liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations (as defined in the Existing Credit Agreement), created under the collateral documents entered into in connection with the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations (as defined herein) and are hereby reaffirmed (subject to any amendment and restatement or amendment thereof pursuant to the Loan Documents (as defined herein); it being acknowledged and agreed that any such security interests and liens that are not so amended and restated (including all such security interests and liens that are amended) in connection with this agreement shall nonetheless remain in full force and effect with respect to the Obligations (as defined herein) and are hereby reaffirmed as securing the Obligations (as defined herein). The execution and delivery of this Agreement or any other Loan Document shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement or any of the other Loan Documents (as defined in the Existing Credit Agreement) based on facts or events occurring or existing prior to the execution and delivery of this Agreement.
(b)    It is understood that some or all of the Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement may remain outstanding upon the effectiveness of this Agreement and be deemed a portion of the Loans advanced hereunder on the Closing Date. On the Closing Date upon the effectiveness of this Agreement, the Administrative Agent shall make such assignments, reallocations and transfers of funds as are necessary in order that (i) the balance of Loans (as defined in the Existing Credit Agreement) outstanding under the Existing

Credit Agreement immediately prior to effectiveness of this Agreement (which shall, upon effectiveness of this Agreement, become Loans hereunder on the Closing Date that are deemed funded hereunder on the Closing Date), together with any Loans funded hereunder on the Closing Date by the Lenders, and (ii) the Lenders’ respective participation interests in Swing Loans shall, in each case, reflect the Commitments of the Lenders hereunder as set forth on Schedule 1.1(B) hereto on the Closing Date. The Loan Parties and each Lender consent to such assignments, reallocations and transfers of funds by the Administrative Agent, and each Lender agrees that on the Closing Date such Lender will fund Loans, and will make full cash settlement with the other Lenders either directly or through the Administrative Agent as the Administrative Agent may direct or approve, and will automatically acquire risk participations in Swing Loans in amounts such that, together with the assignments, reallocations and transfers of funds by the Administrative Agent described above, the Loans outstanding hereunder on the Closing Date and the participation interests held by each of the Lenders in Swing Loans after giving effect to this Agreement are held by the Lenders in amounts that reflect the Commitments of the Lenders hereunder as set forth on Schedule 1.1(B) hereto on the Closing Date.

[SIGNATURE PAGE OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.
    BORROWERS:
DLH HOLDINGS CORP.
By:
Name:
Title:
DLH SOLUTIONS, INC.
By:
Name:
Title:
DANYA INTERNATIONAL, LLC.
By:
Name:
Title:
SOCIAL & SCIENTIFIC SOLUTIONS, INC.
By:
Name:
Title:
IRVING BURTON ASSOCIATES, LLC
By:
Name:
Title:
1

[SIGNATURE PAGE OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

GROVE RESOURCE SOLUTIONS, LLC
By:
Name:
                        Title:

2

[SIGNATURE PAGE OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

FIRST NATIONAL BANK OF PENNSYLVANIA, as Administrative Agent and as a Lender
By:
Name:
Title:

3

[SIGNATURE PAGE OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender
By:
Name:
Title:

4

[SIGNATURE PAGE OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

SERVISFIRST BANK
By:
Name:
Title:

5

[SIGNATURE PAGE OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

ATLANTIC UNION BANK
By:
Name:
Title:

6

[SIGNATURE PAGE OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

EAGLEBANK
By:
Name:
Title:

7

[SIGNATURE PAGE OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

WILMINGTON SAVINGS FUND SOCIETY, FSB
By:
Name:
Title:

8

[SIGNATURE PAGE OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

SANDY SPRING BANK
By:
Name:
Title:
1

SCHEDULE 1.1(A)
PRICING GRID

VARIABLE PRICING AND FEES BASED ON TOTAL LEVERAGE RATIO

[see attached]

    1

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

[see attached]